EXHIBIT 4.3

EXECUTION VERSION
NORTHERN POWERGRID (NORTHEAST) PLC
£300,000,000 1.875 PER CENT. GREEN BONDS DUE 2062
TRUST DEED

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THIS TRUST DEED is made on 16 June 2020
BETWEEN:

(1)	NORTHERN POWERGRID (NORTHEAST) PLC (the "Issuer"), a public company incorporated in England and Wales with limited liability under registered number 02906593; and

(2)
HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED (the "Trustee", which expression shall, where the content so admits, include all persons for the time being the trustee or trustees of this Trust Deed (as defined below)).

WHEREAS

(A)	The Issuer has authorised the issue of £300,000,000 in aggregate principal amount of 1.875 per cent. Green Bonds due 2062 to be constituted by this Trust Deed.

(B)	The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.
NOW THIS DEED WITNESSES AND IT IS HEREBY DECLARED as follows:

1.	INTERPRETATION

1.1	Definitions
The following expressions shall have the following meanings:
"Auditors" means the auditors for the time being of the Issuer and, if there are joint auditors, means all or any one of such joint auditors or, in the event of any of them being unable or unwilling to carry out any action requested of them pursuant to this Trust Deed, means such other firm of chartered accountants in England as may be nominated in writing by the Trustee for the purpose;
"Authorised Signatory" means a director of the Issuer or any person in respect of whom the Issuer has supplied to the Trustee a copy, certified by a director or the secretary of the Issuer, to be a true copy and in full force and effect, of a resolution or resolutions of the board of directors (or a committee of the board of directors) of the Issuer, authorising such person to sign on behalf of the Issuer all such certificates and other documents as are referred to therein, together with a certified specimen signature of such person, and in respect of whom the Trustee has not received written notification from the Issuer, that such person has ceased to be so authorised;
"Bondholder" and (in relation to a Bond) "holder" means the bearer of a Bond;
"Bonds" means the £300,000,000 1.875 per cent. Green Bonds due 2062 constituted by this Trust Deed and for the time being outstanding or, as the context may require, a specific number of them and includes the Temporary Global Bond (or any part thereof), the Permanent Global Bond (or any part thereof) and the Definitive Bonds (or any of them), including any replacement Definitive Bonds issued pursuant to Condition 13 (Replacement of Bonds and Coupons);

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"Clearstream, Luxembourg" means Clearstream Banking, S.A.;
"Code" means the U.S. Internal Revenue Code of 1986, as amended.
"Conditions" means the terms and conditions set out in Schedule 4 (Terms and Conditions of the Bonds) as modified, with respect to any Bonds represented by a Global Bond, by the provisions of such Global Bond and as from time to time modified in accordance with this Trust Deed and any reference to a particularly numbered Condition shall be construed accordingly;
"Couponholder" and (in relation to a Coupon) "holder" means the bearer of a Coupon;
"Coupons" means the bearer interest coupons appertaining to the Definitive Bonds in or substantially in the form set out in Schedule 3 (Form of Definitive Bond), or as the context may require, a specific number of them and includes any replacement Coupons issued pursuant to Condition 13 (Replacement of Bonds and Coupons);
"Definitive Bonds" means the Bonds in definitive form to be issued pursuant to, and in the circumstances specified in, Clause 3.3 (Exchange for Definitive Bonds), in or substantially in the form set out in Schedule 3 (Form of Definitive Bond), and includes any replacements therefor issued pursuant to Condition 13 (Replacement of Bonds and Coupons);
"Euroclear" means Euroclear Bank SA/NV, as operator of the Euroclear system;
"Event of Default" means any of the events set out in Condition 10 (Events of Default);
"Extraordinary Resolution" has the meaning set out in paragraph 1 of Schedule 5 (Provisions for Meetings of Bondholders);
"FATCA" means Sections 1471 to 1474 of the Code, any regulations thereunder or official interpretations thereof, an IGA or an agreement described in Section 1471(b) of the Code.
"FCA" means the Financial Conduct Authority in its capacity as competent authority under FSMA;
"FSMA" means the Financial Services and Markets Act 2000;
"Further Bonds" means all further bonds created and issued by the Issuer in accordance with Condition 17 (Further Bonds) and/or for the time being outstanding or, as the context may require, a specific proportion thereof;
"Global Bonds" means the Temporary Global Bond and the Permanent Global Bond and "Global Bond" means either of them;
"IGA" means an intergovernmental agreement between the United States and another jurisdiction to improve tax compliance and to implement FATCA.

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"outstanding" means, in relation to the Bonds, all the Bonds issued other than (a) those Bonds which have been redeemed in full and cancelled pursuant to Conditions 7 (Redemption and Purchase) or 11 (Restructuring Event) or otherwise pursuant to this Trust Deed; (b) those Bonds in respect of which the date for redemption in accordance with the Conditions has occurred and, in any such case, the redemption moneys for which (including all interest payable thereon) have been duly paid to the Trustee or to the Principal Paying Agent in the manner provided in the Paying Agency Agreement (and, where appropriate, notice to that effect has been given to the Bondholders in accordance with Condition 14 (Notices)) and remain available for payment against presentation of the relevant Bonds and/or Coupons; (c) those Bonds which have been purchased and surrendered for cancellation in accordance with Condition 7(e) (Cancellation); (d) those Bonds which have become void under Condition 9 (Prescription); (e) those mutilated or defaced Definitive Bonds which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 13 (Replacement of Bonds and Coupons); (f) (for the purpose only of ascertaining the amount of Bonds outstanding and without prejudice to the status for any other purpose of the relevant Bonds) those Definitive Bonds which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 13 (Replacement of Bonds and Coupons); (g) the Temporary Global Bond to the extent that it shall have been exchanged for the Permanent Global Bond pursuant to the provisions contained therein and in Clause 3.3 (Exchange for Definitive Bonds), and (h) the Permanent Global Bond to the extent that it shall be exchanged for the Definitive Bonds pursuant to the provisions contained therein and in Clause 3.3 (Exchange for Definitive Bonds), provided that for each of the following purposes, namely:

(a)	the right to attend and vote at any meeting of the Bondholders;

(b)	the determination of how many and which Bonds are for the time being outstanding for the purposes of the Conditions and Schedule 5 (Provisions for Meetings of Bondholders);

(c)	any discretion, power or authority contained in this Trust Deed which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of any of the Bondholders; and

(d)	the determination by the Trustee whether any of the events specified in Condition 10 (Events of Default) is materially prejudicial to the interests of the Bondholders, those Bonds which are for the time being held beneficially by or for the account of the Issuer or any Subsidiary of the Issuer, or Berkshire Hathaway Energy Company or any other Subsidiary of Berkshire Hathaway Energy Company shall (unless and until ceasing to be so held) be deemed not to remain outstanding;
"Paying Agency Agreement" means the Paying Agency Agreement dated 16 June 2020, as the same may be amended and/or supplemented from time to time, between the Issuer, the Trustee and the Principal Paying Agent and includes any other agreements approved in writing by the Trustee appointing Successor Paying Agents or altering any such agreements;

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"Paying Agents" means the institutions (including the Principal Paying Agent) at their respective Specified Offices referred to in Condition 6 (Payments) and/or any Successor Paying Agents, in each case at their respective Specified Offices;
"Permanent Global Bond" means the permanent global Bond to be issued by the Issuer pursuant to Clause 3.1 (The Global Bonds) representing the Bonds, in or substantially in the form set out in Schedule 2 (Form of Permanent Global Bond);
"Person" means any person, firm, company or body corporate, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) or two or more of the foregoing;
"Potential Event of Default" means an event or circumstance which would with the giving of notice and/or lapse of time and/or the issuing of a certificate become an Event of Default;
"principal" and "principal amount" in relation to any payment in respect of Bonds includes, where applicable, the Redemption Price referred to in Condition 7(b) (Redemption at the option of the Issuer);
"Principal Paying Agent" means HSBC Bank plc or any Successor Principal Paying Agent appointed under the Paying Agency Agreement;
"Specified Office" means, in relation to any Paying Agent, either the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to the Bondholders pursuant to Clause 7.12 (Change in Agents);
"Subscription Agreement" means the subscription agreement dated 12 June 2020 between the Issuer, Banco Santander, S.A., Lloyds Bank Corporate Markets plc and NatWest Markets Plc;
"Successor" means, in relation to the Paying Agents, such other or further person as may from time to time be appointed by the Issuer as a Paying Agent, with the written approval of, and on terms approved in writing by, the Trustee and notice of whose appointment is given to Bondholders pursuant to Clause 7.12 (Change in Agents);
"Temporary Global Bond" means the temporary global Bond to be issued by the Issuer pursuant to Clause 3.1 (The Global Bonds) representing the Bonds, in or substantially in the form set out in Schedule 1 (Form of Temporary Global Bond);
"this Trust Deed" means this Deed, the Schedules (as from time to time altered in accordance with this Deed), the Conditions, the Bonds and the Coupons and any other document executed in accordance with this Deed (as from time to time altered in accordance with its terms) and expressed to be supplemental to this Deed; and
"trust corporation" means a corporation entitled by rules made under the Public Trustee Act 1906 or entitled pursuant to any other legislation applicable to a trustee in any jurisdiction other than England to carry out the functions of a custodian trustee.

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1.2	Terms defined elsewhere
Unless otherwise defined herein, terms defined in the Conditions shall have the same meanings in this Trust Deed.

1.3	Construction of Certain References
References to:

1.3.1	costs, charges, remuneration or expenses shall include any value added tax, turnover tax or similar tax charged in respect thereof;

1.3.2	"£", "pounds" and "Sterling" shall be construed as references to the lawful currency for the time being of the United Kingdom;

1.3.3
any action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than England, references to such action, remedy or method of judicial proceedings available or appropriate in such jurisdiction as shall most nearly approximate thereto;

1.3.4
all references in this Trust Deed or the Conditions involving compliance by the Trustee with a test of reasonableness shall be deemed to include a reference to a requirement that such reasonableness shall be determined by reference primarily to the interests of the holders of the Bonds as a class and in the event of any conflict between such interests and the interests of any other person, the former shall prevail as being paramount;

1.3.5	in this Trust Deed references to Coupons and Couponholders shall apply only if Definitive Bonds have been issued by the Issuer in accordance with Clause 3 (Form and Issue of the Bonds); and

1.3.6
any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment.

1.4	Headings
Headings shall be ignored in construing this Trust Deed.

1.5	Schedules
The Schedules are part of this Trust Deed and shall have effect accordingly.

2.	AMOUNT OF THE BONDS AND COVENANT TO PAY

2.1	Amount of the Bonds
The aggregate principal amount of the Bonds is limited to £300,000,000.

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2.2	Covenant to pay
The Issuer covenants with the Trustee that it will in accordance with this Trust Deed on any date when the Bonds or any of them become due to be redeemed or any principal on the original Bonds or any of them becomes due to be repaid in accordance with the conditions unconditionally pay or procure to be paid to or to the order of the Trustee in London in Sterling in immediately available funds the principal amount of the Bonds or any of them becoming due for redemption or repayment on that date together with any applicable premium and will (subject to the Conditions) until such payment (both before and after judgment of a court of competent jurisdiction) unconditionally pay to or to the order of the Trustee as aforesaid interest on the principal amount of the Bonds outstanding as set out in the Conditions provided that (1) subject to sub-clause 2.4.2 of Clause 2.4 (Payment after a Default), every payment of any sum due in respect of the Bonds made to the Principal Paying Agent as provided in the Paying Agency Agreement shall, to such extent, satisfy such obligation except to the extent that there is failure in its subsequent payment (in the case of the Global Bonds) to or to the order of the bearer thereof in accordance with the provisions of the Temporary Global Bond or the Permanent Global Bond, as the case may be, or (in the case of the Definitive Bonds) to the relevant Bondholders or (as the case may be) Couponholders under the Conditions and (2) in the case of any payment made after the due date or pursuant to Condition 10 (Events of Default), payment will be deemed to have been made when the full amount due has been received by the Principal Paying Agent or the Trustee and notice to that effect has been given to the Bondholders (if required in accordance with Clause 7.9 (Notice of late payment)), except to the extent that there is failure in the subsequent payment to the relevant Bondholders or (as the case may be) Couponholders under the Conditions. The Trustee will hold the benefit of this covenant and the covenant in Clause 5 on trust for the original Bondholders and original Couponholders.

2.3	Discharge
Subject to Clause 2.4 (Payment after a Default), any payment to be made in respect of the Bonds, the Coupons or this Trust Deed, as the case may be, by the Issuer or the Trustee may be made as provided herein, in the Conditions and the Paying Agency Agreement, and any payment so made will (subject to Clause 2.4 (Payment after a Default)) to such extent be a good discharge to the Issuer or the Trustee, as the case may be.

2.4	Payment after a Default
At any time after an Event of Default or a Potential Event of Default has occurred the Trustee may:

2.4.1	by notice in writing to the Issuer and the Paying Agents (or such of them as are specified by the Trustee), require the Paying Agents (or such of them as are specified by the Trustee):

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(a)
to act thereafter, until otherwise instructed by the Trustee, as agents of the Trustee under this Trust Deed and the Bonds on the terms of the Paying Agency Agreement (with consequential amendments as necessary and save that the Trustee's liability for the indemnification, remuneration and all other out-of-pocket expenses of any of the Paying Agents shall be limited to the amounts for the time being held by the Trustee on the trusts of this Trust Deed and available to the Trustee for such purpose) and thereafter to hold all Definitive Bonds and Coupons and all sums, documents and records held by them in respect of the Bonds and the Coupons to the order of the Trustee; and/or

(b)
to deliver all Definitive Bonds and Coupons and all sums, documents and records held by them in respect of the Bonds and Coupons (save for such documents and records which the Paying Agents are obliged not to release by virtue of any applicable law or regulation or by order of any court of competent jurisdiction) to the Trustee or as the Trustee directs in such notice; and

2.4.2	by notice in writing to the Issuer require it to make all subsequent payments in respect of the Bonds and the Coupons to or to the order of the Trustee and not to the Principal Paying Agent.

2.5	Further Issues

2.5.1
The Issuer shall be at liberty from time to time (but subject always to the provisions of this Trust Deed) without the consent of the Bondholders or Couponholders to create and issue Further Bonds (whether in bearer or registered form) ranking pari passu in all respects (or in all respects save for the first payment of interest thereon), and so that the same shall be consolidated and form a single series, with the original Bonds and/or any Further Bonds of any series, provided that:

(a)
the Trustee is satisfied (by means of a confirmation from S&P in the case of any rating by S&P and Fitch in the case of any rating by Fitch) that the rating granted in respect of the Bonds by S&P and Fitch will not thereby be adversely affected; and

(b)	the Issuer shall not create and issue such Further Bonds while any default exists in relation to any payment by the Issuer of any amounts due under this Trust Deed.

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2.5.2
Any Further Bonds which are to be created and issued pursuant to the provisions of sub-clause 2.5.1 above shall be constituted by a deed supplemental to this Trust Deed in such form as the Trustee may approve. In such case the Issuer shall, prior to the issue of such Further Bonds, execute and deliver to the Trustee a deed supplemental to this Trust Deed (in relation to which all applicable stamp duties or other documentation fees, duties or taxes have been paid and, if applicable, duly stamped or denoted accordingly) and containing a covenant by the Issuer in the form mutatis mutandis of Clause 2.2 (Covenant to pay) in relation to the principal, premium (if any) and interest in respect of such Further Bonds and such other provisions (corresponding to the provisions contained in this Trust Deed) as the Trustee shall require.

2.5.3	A memorandum of every such supplemental Trust Deed shall be endorsed by the Trustee on this Trust Deed and by the Issuer on its duplicate of this Trust Deed.

2.5.4
Whenever it is proposed to create and issue any Further Bonds the Issuer shall give to the Trustee not less than 14 days' notice in writing of its intention so to do stating the amount of Further Bonds proposed to be created and issued.

3.	FORM AND ISSUE OF THE BONDS

3.1	The Global Bonds
The Bonds will initially be represented by the Temporary Global Bond without Coupons in the principal amount at the date hereof of £300,000,000 which, when duly executed and authenticated, will be deposited by the Issuer with HSBC Bank plc (the "Common Depositary") as common depositary for Euroclear and Clearstream, Luxembourg on the date hereof on terms that the Common Depositary shall hold the Temporary Global Bond to or to the order of the Issuer against payment of the net proceeds of the issue of the Bonds in accordance with the Subscription Agreement, following which it shall hold the Temporary Global Bond for the account of the Bondholders. The Issuer shall also deposit on the date hereof the Permanent Global Bond without Coupons in the principal amount of up to £300,000,000 with the Common Depositary who shall hold the Permanent Global Bond pending exchange of the Temporary Global Bond (in whole or in part) therefore in accordance with their respective terms. Following exchange of the Temporary Global Bond in whole for the Permanent Global Bond in accordance with their respective terms the Bonds shall (subject as provided in Clause 3.3 (Exchange for Definitive Bonds) below) thereafter be represented by the Permanent Global Bond.
The procedures as regards the issue, exchange, execution, authentication, delivery, surrender, cancellation, presentation and endorsement of the Temporary Global Bond and the Permanent Global Bond (or part thereof) and any other matters to be carried out by the relevant parties upon such exchange (in whole or in part) shall be made in accordance with this Clause 3, their respective terms and the rules and procedures of Euroclear and Clearstream, Luxembourg for the time being.

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3.2	Signature and Authentication
The Global Bonds and the Definitive Bonds will be signed manually or in facsimile by a director of the Issuer. The Issuer may use the facsimile signature of any person who at the date of this Trust Deed is a director of the Issuer even if at the time of issue of any Bonds he/she no longer holds such office. The Issuer shall procure that, prior to the issue and delivery of each Global Bond, each Global Bond will be authenticated by an authorised signatory on behalf of the Principal Paying Agent and no Global Bond shall be valid for any purpose unless and until so authenticated. The Bonds so executed and, if applicable, so authenticated shall be binding and valid obligations of the Issuer. Until it (or part thereof) has been exchanged pursuant to Clauses 3.1 (The Global Bonds) or 3.3 (Exchange for Definitive Bonds) (but without prejudice to the escrow arrangements referred to in Clause 3.1 (The Global Bonds)), each Global Bond (or part thereof) shall in all respects be entitled to the same benefits as a Definitive Bond and each Global Bond shall be subject to the provisions hereof except that the bearer thereof shall be the only person entitled to receive payments of principal and interest as set out therein.

3.3	Exchange for Definitive Bonds
If while the Bonds are represented by one or more Global Bonds (i) either Euroclear or Clearstream, Luxembourg is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or (ii) as a result of any change in, or amendment to, the laws or regulations of the United Kingdom or of any political sub-division of, or any authority in, the United Kingdom having power to tax or any change in the application or official interpretation of such laws or regulations which becomes effective on or after 12 June 2020, the Issuer or any Paying Agent is or will be required to make any withholding or deduction from any payment in respect of the Bonds which would not be required if the Bonds were in definitive form, then the Issuer shall, (subject as mentioned below), within 30 days of the occurrence of such relevant event but not prior to the expiry of a period of 40 days commencing on the date hereof, issue Definitive Bonds (with all unmatured Coupons attached) in exchange for the whole (or the remaining part(s) outstanding) of the Permanent Global Bond. If either of the events mentioned in (i) or (ii) occurs whilst the Bonds are represented by the Temporary Global Bond (or part thereof) the Temporary Global Bond (or that part) shall forthwith be exchanged for the Permanent Global Bond (or part thereof) in accordance with its terms and Clause 3.1 (The Global Bonds) above so that the Bonds are then represented solely by the Permanent Global Bond. All Definitive Bonds shall be printed, proofed, executed and delivered as aforesaid but shall be held by the Principal Paying Agent until a Bondholder requests the Issuer through the Principal Paying Agent that his interest in the Permanent Global Bond be exchanged for Definitive Bonds whereupon such Definitive Bonds shall be issued to such Bondholder as aforesaid without charge. The procedures to be carried out by the relevant parties upon such exchange shall be made in accordance with the provisions of the Permanent Global Bond and the rules and procedures of Euroclear and Clearstream, Luxembourg for the time being. The Permanent Global Bond shall be endorsed by or on behalf of the Principal Paying Agent in respect of those Definitive Bonds which are so delivered.

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3.4	The Definitive Bonds
The Definitive Bonds shall be serially numbered and issued in bearer form in the denominations of £100,000 and integral multiples of £1,000 in excess thereof up to and including £199,000 each with all unmatured Coupons attached. The Definitive Bonds and the Coupons will be security printed in accordance with all applicable stock exchange requirements in or substantially in the respective forms set out in Schedule 3 (Form of Definitive Bond) and the Definitive Bonds will be endorsed with the Conditions.

3.5	Entitlement to treat holder as owner
The Issuer, the Trustee and any Paying Agent may deem and treat the holder of any Bond or Coupon (except as ordered by a court of competent jurisdiction or as otherwise required by law) as the absolute owner of such Bond or Coupon (as the case may be) for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust, or any interest in it, any writing on it, or its theft or loss) and no person will be liable for so treating the holder.

4.	STAMP DUTIES AND TAXES

4.1	Stamp Duties
The Issuer will pay any stamp, issue, registration, documentary or other taxes and duties, including interest and penalties, payable in Belgium, Luxembourg and the United Kingdom in respect of the creation, issue and offering of the Bonds and the Coupons and the execution or delivery of this Trust Deed. The Issuer will also indemnify the Trustee, the Bondholders and the Couponholders from and against all stamp, issue, registration, documentary or other taxes paid by any of them in any jurisdiction in connection with any action properly taken by or on behalf of the Trustee or, as the case may be, (where entitled under Condition 12 (Enforcement) to do so) the Bondholders or the Couponholders to enforce the obligations of the Issuer under this Trust Deed, the Bonds or the Coupons.

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4.2	Change of taxing jurisdiction
If the Issuer becomes subject generally to the taxing jurisdiction of any territory or any authority of or in that territory having power to tax other than or in addition to the United Kingdom or any such authority of or in the United Kingdom then the Issuer will (unless the Trustee otherwise agrees) in a trust deed supplemental hereto give to the Trustee an undertaking in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 8 (Taxation) with the substitution for, or (as the case may be) the addition to, the references in that Condition to the United Kingdom or any authority thereof or therein having power to tax of references to that other or additional territory or authority to whose taxing jurisdiction the Issuer has become so subject and in such event this Trust Deed, the Bonds and the Coupons will be read accordingly. In addition, such supplemental Trust Deed shall also modify Condition 7(c) (Redemption for tax reasons) by the substitution for, or (as the case may be) the addition to, the references in that Condition to the United Kingdom or any authority in or of the United Kingdom having power to tax, of references to that other territory or authority to whose taxing jurisdiction the Issuer has become so subject and in such event this Trust Deed, the Bonds and the Coupons will be read accordingly.

4.3
The Issuer shall, within ten business days of a written request by the Trustee, supply to the Trustee such forms, documentation and other information relating to the Issuer, its operations, or the Bonds as the Trustee reasonably requests for the purposes of the Trustee's compliance with applicable law and shall notify the Trustee reasonably promptly in the event that the Issuer becomes aware that any of the forms, documentation or other information provided by the Issuer is (or becomes) inaccurate in any material respect; provided, however, that the Issuer shall not be required to provide any forms, documentation or other information pursuant to this Clause 5.3 to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to the Issuer and cannot be obtained by the Issuer using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of the Issuer constitute a breach of any: (a) applicable law; (b) fiduciary duty; or (c) duty of confidentiality.

4.4
Notwithstanding any other provision of this Trust Deed, the Trustee shall be entitled to make a deduction or withholding from any payment which it makes under the Bonds for or on account of any tax, if and only to the extent so required by applicable law, in which event the Trustee shall make such payment after such deduction or withholding has been made and shall account to the relevant authority within the time allowed for the amount so deducted or withheld or, at its option, shall reasonably promptly after making such payment return to the Issuer the amount so deducted or withheld, in which case, the Issuer shall so account to the relevant authority for such amount. The Trustee shall have no obligation to gross-up any payment hereunder or to pay any additional amount as a result of such withholding or deduction.

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5.	THE TRUST DEED AND THE BONDS

5.1	Bonds incorporated by reference
The Issuer hereby covenants with the Trustee that it will perform and comply with those provisions of this Trust Deed and the Conditions which are expressed to be binding on it. Subject to Condition 12 (Enforcement), the Trustee shall be entitled to enforce the obligations of the Issuer under the Bonds and the Coupons in the manner therein provided as if the Bonds and the Coupon were incorporated in this Trust Deed, which shall be read and construed as one document with the Bonds. The provisions contained in Schedule 4 (Terms and Conditions of the Bonds) shall have effect in the same manner as if herein set forth.

5.2	Bonds subject to Trust Deed
The Bonds shall be subject to the provisions of this Trust Deed, all of which shall be binding upon the Issuer, the Bondholders and the Couponholders and all persons claiming through or under them respectively.

5.3	Evidence of Default
If the Trustee makes any claim, institutes any legal proceeding or lodges any proof in a winding up of the Issuer, proof that the Issuer has failed to pay any principal or interest due and payable in respect of any particular Bond or Coupon shall (unless the contrary is proved) be sufficient evidence that the Issuer has made the same default as regards all other Bonds or Coupons in respect of which a corresponding payment is due and payable.

6.	APPLICATION OF MONEYS RECEIVED BY THE TRUSTEE

6.1	Declaration of Trust
All moneys received by the Trustee in respect of the Bonds and all other amounts payable under this Trust Deed will be held by the Trustee upon trust to apply them (subject to Clause 6.2 (Accumulation)):

6.1.1
firstly, in payment of all costs, charges, expenses and liabilities incurred by the Trustee in carrying out the preparation and execution of the trusts of this Trust Deed (including remuneration payable to the Trustee);

6.1.2	secondly, in payment of any interest owing in respect of the Bonds pari passu and rateably;

6.1.3	thirdly, in payment of any principal and premium (if any) owing in respect of the Bonds pari passu and rateably, and

6.1.4	fourthly, in payment to the Issuer.

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Without prejudice to this Clause 6.1, if the Trustee holds any moneys which represent principal, premium or interest in respect of Bonds or Coupons which have become void under Condition 9 (Prescription), the Trustee will hold such moneys upon the above trusts provided that the Trustee shall be required to treat the payments of interest and/or principal and/or premium as having been satisfied and no amounts as outstanding or owing in respect thereof. The Trustee shall as soon as practicable apply such moneys as aforesaid and promptly thereafter return such moneys (or the balance thereof, as the case may be) to the Issuer.

6.2	Accumulation
The Trustee may, at its discretion, accumulate such moneys until the accumulations, together with any other funds for the time being under the control of the Trustee and available for such purpose, amount to at least 10 per cent. of the principal amount of the Bonds then outstanding and then such accumulations and funds (after deduction of, or provision for, any applicable taxes) shall be applied under Clause 6 (Application of Moneys Received by the Trustee). For the avoidance of doubt, the Trustee shall, in no circumstances, have any discretion to invest any moneys referred to in this Clause 6.2 in any investments or other assets.

6.3	Investment
Moneys held by the Trustee may, at its election, be placed on deposit into an account bearing a market rate of interest (and for the avoidance of doubt, the Trustee shall not be required to obtain best rates, be responsible for any loss occasioned by such deposit or exercise any other form of investment discretion with respect to such deposits) in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may think fit in light of the cash needs of the transaction and not for purposes of generating income. If such moneys are placed on deposit with a bank or financial institution which is a Subsidiary, holding company, affiliate or associated company of the Trustee, it need only account for an amount of interest equal to the standard amount of interest payable by it on a deposit to an independent customer.

7.	COVENANTS BY THE ISSUER
The Issuer hereby covenants with the Trustee that so long as any Bond is outstanding, the Issuer will:

7.1	Books of account
Keep proper books of account and, at any time after the occurrence of an Event of Default or a Potential Event of Default or if the Trustee has reasonable grounds to believe that any such event has occurred so far as permitted by applicable law, allow and procure that each of its Subsidiaries (if any) will allow the Trustee and anyone appointed by either of them access to the books of account of the Issuer and/or the relevant Subsidiary respectively at all reasonable times during normal business hours and to discuss the same with a responsible officer of the Issuer.

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7.2	Notice of Event of Default
Notify the Trustee in writing immediately upon becoming aware of the occurrence of any Event of Default or Potential Event of Default and without waiting for the Trustee to take any further action.

7.3	Information
So far as permitted by applicable law and regulations, give to the Trustee such information, opinions, certificates and/or evidence as it shall require and in such form as it shall require (including without limitation the procurement by the Issuer of all such certificates called for by the Trustee pursuant to Clause 9 (Provisions Supplemental to the Trustee Act 1925 and the Trustee Act 2000)) for the performance or the discharge or exercise of their respective duties, powers, trusts, authorities and discretions vested in it under this Trust Deed, the Bonds or the Paying Agency Agreement or by operation of law.

7.4	Financial statements etc.
Send to the Trustee at the time of their publication and in the case of annual financial statements in any event not more than 180 days after the end of each financial year one copy (in the English language) of every balance sheet and income statement prepared (in either case) in accordance with IFRS applied on a consistent basis (unless otherwise stated in the notes thereto) and one copy of every other document issued or sent by the Issuer to the holders of its publicly held securities generally.

7.5	Certificate of director
So long as any Bonds remain outstanding, send to the Trustee, within 14 days of its annual audited balance sheet and income statement being made available to its members, and also within 14 days after any request by the Trustee, a certificate of the Issuer, signed by two directors on behalf of the Issuer to the effect that, having made all reasonable enquiries, as at a date (the "Certification Date") being not more than five days before the date of the certificate no Event of Default or Potential Event of Default had occurred since the date of this Trust Deed or, if later, the Certification Date of the last such certificate (if any) and is continuing or, if such an event had occurred, giving details of it.

7.6	Notices to Bondholders
Send, or procure to be sent, to the Trustee at least five business days before the date of publication, a copy of the form of each notice to the Bondholders to be published in accordance with Condition 14 (Notices) and upon publication two copies of each notice so published, (such notice to be in a form approved by the Trustee such approval not to be unreasonably withheld or delayed), but such approval shall not, unless so stated, constitute approval of such notice for the purposes of section 21 of the FSMA.

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7.7	Further assurance
So far as permitted by applicable law, at all times execute all such further documents and do all such further acts and things as may be necessary in the opinion of the Trustee to give effect to the obligations of the Issuer under this Trust Deed.

7.8	Notice of non-payment
Use its best efforts to procure that the Principal Paying Agent notifies the Trustee forthwith in accordance with the Paying Agency Agreement in the event that it does not receive unconditionally the full amount in the relevant currency of the moneys payable on the date on which such amount is to be received by the Principal Paying Agent in accordance with the terms of the Paying Agency Agreement.

7.9	Notice of late payment
Give notice to the Bondholders of any unconditional payment to the Principal Paying Agent or the Trustee of any sum due in respect of the Bonds or Coupons made after the due date for such payment.

7.10	Listing
Use all reasonable endeavours to maintain the admission of the Bonds to listing on the Official List of the FCA and to trading on the Regulated Market of the London Stock Exchange plc. If, however, it is unable to do so, having used such endeavours, or if the maintenance of such listing is agreed by the Trustee to be unduly onerous and the Trustee is satisfied that the interests of the Bondholders would not be thereby materially prejudiced, the Issuer will instead use all reasonable endeavours to obtain and maintain a listing or quotation of the Bonds on such other stock exchange (giving notice to the Bondholders of any such new listing), which shall be in any case a "recognised stock exchange" for the purposes of section 1005 of the UK Income Tax Act 2007, as it may (with the written approval of the Trustee) decide, and the Issuer shall also use all reasonable endeavours to procure that there will at all times be furnished to any stock exchange or listing authority on which the Bonds are for the time being listed such information as such stock exchange or listing authority may require to be furnished in accordance with its normal requirements or in accordance with any arrangements for the time being made with any such stock exchange or listing authority.

7.11	Maintenance of Paying Agents
At all times maintain a principal paying agent.

7.12	Change in Agents
Give not less than 14 days' prior notice to the Bondholders of any future appointment or any resignation or removal of any Paying Agent or of any change by any Paying Agent of its specified office and not make any such appointment or removal or change without the written approval of the Trustee.

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7.13	Early Redemption
Give prior notice to the Trustee (within the period set out in such Conditions as applicable) of any proposed redemption pursuant to Condition 7(b) (Redemption at the option of the Issuer) or 7(c) (Redemption for tax reasons) and redeem Bonds accordingly.

7.14	Negative Pledge
Give notice to the Trustee as soon as practicable after the Issuer has formed the intention to create or permit to arise or subsist any Security Interest to secure any Relevant Indebtedness or any guarantee of or indemnity in respect of any Relevant Indebtedness or becomes aware of the existence of any such Security Interest, in each case where the creation or existence of which would oblige the Security Interest to be extended to the Bonds pursuant to Condition 4 (Negative Pledge).

7.15	Obligations under Paying Agency Agreement
Comply with and perform all its obligations under the Paying Agency Agreement and use all its best endeavours to procure that the Paying Agents comply with and perform all their respective obligations thereunder and any notice given by the Trustee pursuant to sub-clause 2.4.1 of Clause 2.4 (Payment after a Default) and notify the Trustee forthwith on being notified in writing by the relevant Paying Agent of any material breach of the Paying Agency Agreement by such Paying Agent and not make any amendment or modification to such Agreement without the prior written approval of the Trustee.

7.16	List of authorised signatories
Upon the execution of this Trust Deed and thereafter upon any change of the same, deliver to the Trustee (with a copy to the Principal Paying Agent) a list of the Authorised Signatories of the Issuer, together with a certified specimen signature of each such Authorised Signatory.

7.17	Payments
Pay moneys payable by it to the Trustee for the Trustee's own account hereunder without set off, counterclaim, deduction or withholding, unless otherwise compelled by law and in the event of any deduction or withholding compelled by law will pay such additional amount as will result in the payment to the Trustee of the amount which would otherwise have been payable by it to the Trustee hereunder.

7.18	Directors' certificate
Give to the Trustee a certificate of two directors of the Issuer on which the Trustee may conclusively rely without further enquiry:

7.18.1
specifying the aggregate amount of any Relevant Indebtedness of the Issuer or guaranteed by the Issuer or any of its Subsidiaries in respect of which a Security Interest or Security Interests has or have been created or is or are outstanding, such certificate to be provided before the Issuer or such Subsidiary creates or has outstanding any new Security Interest in respect of Relevant Indebtedness;

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7.18.2	specifying details of:

(a)
any revocation or surrender or any modification to the terms and conditions of the Issuer's Electricity Distribution Licence which is requisite to the conduct of the Issuer's business at the relevant time; and

(b)
any legislation enacted which removes, qualifies or amends (other than an amendment which is of a formal, minor or technical nature) the duties of the Secretary of State (or any successor) and/or OFGEM under the Electricity Act as in force on the Issue Date; and

7.18.3	at the request of the Trustee confirming any of the matters set out in Condition 10 (Events of Default).

7.19	Rating of the Bonds
Promptly notify the Trustee of any change in the then current rating of the Bonds.

7.20	Certificate of outstandings
In order to enable the Trustee to ascertain the amount of Bonds for the time being outstanding, deliver to the Trustee promptly upon being requested in writing by the Trustee, a certificate in writing signed by two directors of the Issuer on behalf of the Issuer setting out the total number and principal amount of Bonds which as at the date of such certificate have been purchased and not cancelled and are held by or on behalf of the Issuer or any Subsidiary of the Issuer, or Berkshire Hathaway Energy Company or any other Subsidiary of Berkshire Hathaway Energy Company.

8.	REMUNERATION AND INDEMNIFICATION OF THE TRUSTEE

8.1	Normal remuneration
So long as any Bond is outstanding the Issuer will pay to the Trustee by way of remuneration for its services as Trustee such sum as may from time to time be agreed between them. Such remuneration will accrue from day to day from the date of this Trust Deed and shall be payable on such dates as may from time to time be agreed between the Issuer and the Trustee. However, if any payment to a Bondholder or Couponholder of the moneys due in respect of any Bond or Coupon is improperly withheld or refused upon due presentation of such Bond or Coupon, such remuneration will again accrue as from the date of such presentation until payment to such Bondholder or Couponholder is duly made.

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8.2	Extra remuneration
At any time after the occurrence of an Event of Default or if the Trustee finds it expedient or necessary or is requested by the Issuer to undertake duties which the Trustee and the Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, the Issuer will pay such additional remuneration as may be agreed between them or, failing agreement as to any of the matters in this Clause 8.2 (or as to such sums referred to in Clause 8.1 (Normal remuneration)) as determined by a merchant or investment bank (acting as an expert) selected by the Trustee and approved by the Issuer or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales, the expenses involved in such nomination and the fee of such merchant or investment bank being paid by the Issuer. The determination of such merchant or investment bank will be conclusive and binding on the Issuer, the Trustee, the Bondholders and the Couponholders, save in the case of manifest error.

8.3	Expenses
The Issuer will also pay or discharge all fees, costs, charges, liabilities and expenses properly incurred by the Trustee or any receiver (including any VAT) in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, this Trust Deed, the Paying Agency Agreement and the Bonds or the Coupons including but not limited to, legal and travelling expenses and any stamp, issue, registration, documentary or other taxes or duties paid or payable by the Trustee or any receiver in connection with any action taken or contemplated by or on behalf of the Trustee or any receiver in relation to this transaction for enforcing or resolving any doubt concerning, or for any other purpose in relation to, the Trust Deed or the Paying Agency Agreement, the Bonds or the Coupons.

8.4	Payment of expenses
All costs, charges, liabilities and expenses properly incurred and payments properly made by the Trustee in the lawful performance of its functions under this Trust Deed will be payable or reimbursable by the Issuer on demand by the Trustee and:

8.4.1
in the case of payments made by the Trustee prior to such demand will carry interest from the date on which the demand is made at the rate of 2 per cent. per annum over the Trustee's cost of funds on the date on which such payments were made by the Trustee; and

8.4.2
in all other cases will carry interest at such rate from 30 days after the date on which the demand is made or (where the demand specifies that payment is to be made on an earlier date) from such earlier date.

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8.5	Indemnity
Subject to the provisions of Clause 10 (Trustee Liable for Negligence), without prejudice to the right of indemnity given by law to trustees, the Issuer will indemnify the Trustee and every receiver, attorney, manager, agent or other person appointed by the Trustee hereunder and keep it or him indemnified in respect of all liabilities and expenses (including any VAT payable) to which it or he may become subject or which may be incurred by it or him in the negotiation and preparation of this Trust Deed and the Paying Agency Agreement and the Bonds or the Coupons and the execution or purported execution or exercise in relation to this transaction of any of its or his trusts, duties, rights, powers, authorities and discretions under this Trust Deed or the Paying Agency Agreement or the Bonds or the Coupons or its or his functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to this Trust Deed or the Paying Agency Agreement or the Bonds or the Coupons or any such appointment (including, but not limited to, all liabilities, costs, charges and expenses paid or incurred in disputing or defending any of the foregoing).

8.6	Provisions continuing
The provisions of Clauses 8.3 (Expenses), 8.4 (Payment of Expenses) and 8.5 (Indemnity) will continue in full force and effect in relation to the Trustee even if it may have ceased to be Trustee.

9.	PROVISIONS SUPPLEMENTAL TO THE TRUSTEE ACT 1925 AND THE TRUSTEE ACT 2000
By way of supplement to the Trustee Act 1925 and the Trustee Act 2000 it is expressly declared as follows:

9.1	Advice
The Trustee may act on the opinion or advice of or report or information obtained from, any lawyer, valuer, accountant (including the Auditors), surveyor, banker, broker, auctioneer or other expert (whether obtained by the Issuer, the Trustee, the Principal Paying Agent, or any other person whatsoever, whether or not addressed to the Trustee, and whether or not the advice, opinion, report or information, or any engagement letter or other related document, contains a monetary or other limit on liability or limits the scope and/or basis of such advice, opinion, report or information) and which opinion, report, information or advice may be provided on such terms (including as to limitations on liability) as the Trustee may consider in its sole discretion to be consistent with prevailing market practice with regard to advice or opinions of that nature and will not be responsible to anyone for any loss occasioned by so acting. Any such opinion, advice or information may be sent or obtained by letter, telex or facsimile transmission and the Trustee will not be liable to anyone for acting in good faith on any opinion, advice or information purporting to be conveyed by such means even if it contains some error or is not authentic.

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9.2	Certificates and reports by valuers, Auditors and other experts
The Trustee shall be entitled to rely on any certificate, valuation or report given by the valuers, accountants, financial advisors, the Auditors or other experts approved by the Trustee under any provision of these presents whether or not such certificate, valuation or report is addressed to the Trustee and, if the Trustee does so rely, such certificate, valuation or report shall, save only for manifest error, be conclusive and binding for all the purposes of these presents as between the Trustee, the Bondholders and the Couponholders. The Issuer hereby covenants with the Trustee that it shall use reasonable endeavours to obtain all such certificates, valuations and reports by the valuers, accountants, financial advisors, the Auditors or other experts as the Trustee may reasonably request for the purposes of these presents. The Trustee shall be at liberty to accept any such certificate, report or confirmation notwithstanding that it, or the terms on which it was provided, may contain a limitation on the liability of the valuers or of the Auditors (whether in time, quantum or otherwise) and the Trustee shall not incur any liability to any Bondholders or Couponholders or any other person in connection with the acceptance by it of any such certificate, report or confirmation.

9.3	Trustee to assume due performance
The Trustee need not notify anyone of the execution of this Trust Deed or any related documents or do anything to ascertain whether any Event of Default, Potential Event of Default, Restructuring Event, Negative Rating Event, Rating Downgrade or any event which could lead to the occurrence of or could constitute an Event of Default, a Potential Event of Default, a Restructuring Event, a Negative Rating Event or a Rating Downgrade has occurred and, until it has actual knowledge or express notice pursuant to this Trust Deed to the contrary, the Trustee may assume that no such event has occurred and that the Issuer is performing all of its obligations under this Trust Deed, the Bonds and the Coupons.

9.4	Resolutions of Bondholders
The Trustee will not be responsible for having acted in good faith upon a resolution purporting to be a written resolution or to have been passed at a meeting of Bondholders in respect of which minutes have been made and signed even though it may later be found that there was a defect in the constitution of such meeting or the passing of such resolution or that such resolution was not valid or binding upon the Bondholders or the Couponholders.

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9.5	Reliance on certification of clearing system
The Trustee may call for any certificate or other document issued by Euroclear, Clearstream, Luxembourg or any other relevant clearing system to the effect that at any particular time or throughout any particular period any particular person is, was or will be shown in the relevant clearing systems records as having a particular principal or nominal amount of Bonds credited to his securities account. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear's EUCLID or Clearstream, Luxembourg's Cedcom system) in accordance with its usual procedures and in which the holder of a particular principal or nominal amount of the Bonds is clearly identified together with the amount of such holding. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg or any other relevant clearing system and subsequently found to be forged or not authentic.

9.6	Certificate signed by a director or Authorised Signatory
If the Trustee, in the exercise of its functions, requires to be satisfied or to have information as to any fact or the expediency of any act, it may call for and may accept as sufficient evidence of any fact or matter or of the expediency of any act a certificate by any two directors or Authorised Signatories of the Issuer and the Trustee need not call for further evidence and will not be responsible for any loss that may be occasioned by acting on any such certificate.

9.7	Custodians and nominees
The Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trust as the Trustee may determine, including for the purpose of depositing with a custodian this Trust Deed or any document relating to the trust created hereunder and the Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person; the Trustee is not obliged to appoint a custodian if the Trustee invests in securities payable to bearer.

9.8	Agents
Whenever it considers it expedient in the interests of the Bondholders, the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money). Provided that it has exercised reasonable care in the selection of such agent the Trustee will not be responsible to anyone for any misconduct or omission on the part of any such agent so employed by it. In any case the Trustee shall not be bound to supervise the proceedings or acts of any such agent.

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9.9	Delegation
Whenever it considers it expedient in the interests of the Bondholders, the Trustee may delegate to any person and on any terms (including power to sub-delegate) all or any of its functions. The Trustee will not be under any obligation to supervise such delegate and if the Trustee exercises reasonable care in the selection of such delegate it will not be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of any misconduct or default by any such delegate or sub-delegate.

9.10	No obligation to monitor
The Trustee shall be under no obligation to monitor or supervise the functions of any other person under the Bonds or Coupons or any other agreement or document relating to the transactions herein or therein contemplated and shall be entitled, in the absence of actual knowledge of a breach of obligation, to assume that each such person is properly performing and complying with its obligations.

9.11	Bonds held by the Issuer
In the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate of the Issuer under Clause 7.20 (Certificate of outstandings)), that no Bonds are for the time being held by or for the benefit of the Issuer or any Subsidiary of the Issuer, or Berkshire Hathaway Energy Company or any other Subsidiary of Berkshire Hathaway Energy Company.

9.12	Forged Bonds
The Trustee will not be liable to the Issuer or any Bondholder or Couponholder by reason of having accepted as valid or not having rejected any Bond or Coupon purporting to be such and later found to be forged or not authentic.

9.13	Confidentiality
Unless ordered to do so by a court of competent jurisdiction the Trustee shall not be required to disclose to any Bondholder or Couponholder any confidential financial or other information made available to the Trustee by the Issuer or any of its Subsidiaries.

9.14	Determinations conclusive
As between itself and the Bondholders and Couponholders the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Every such determination, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, will be conclusive and shall bind the Trustee, the Bondholders and the Couponholders.

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9.15	Currency conversion
Where it is necessary or desirable to convert any sum from one currency to another, it will (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may be specified by the Trustee but having regard to current rates of exchange, if available. Any rate, method and date so specified will be binding on the Issuer, the Bondholders and the Couponholders. This Clause 9.15 applies both to actual conversions and to notional conversions made for the purposes of establishing the equivalent of a sum in one currency in another currency.

9.16	Events of Default
The Trustee may determine whether or not a default in the performance or observance by the Issuer of any of its obligations under this Trust Deed or contained in the Bonds or Coupons is in its opinion capable of remedy and/or whether or not any event is in its opinion materially prejudicial to the interests of the Bondholders. Any such determination will be conclusive and binding upon the Issuer, the Bondholders and the Couponholders.

9.17	Right to deduct or withhold
Notwithstanding anything contained in this Trust Deed, to the extent required by any applicable law, if the Trustee is or will be required to make any deduction or withholding from any distribution or payment made by it hereunder or if the Trustee is or will be otherwise charged to, or is or may become liable to, tax as a consequence of performing its duties hereunder whether as principal, agent or otherwise, and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature and whensoever made upon the Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Trust Deed (other than in connection with its remuneration as provided for herein) or any investments or deposits from time to time representing the same, including any income or gains arising therefrom or any action of the Trustee in connection with the trusts of this Trust Deed (other than the remuneration herein specified) or otherwise, then the Trustee shall be entitled to make such deduction or withholding or, as the case may be, to retain out of sums received by it an amount sufficient to discharge any liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Trustee to tax from the funds held by the Trustee upon the trusts of this Trust Deed.

9.18	Payment for and delivery of Bonds
The Trustee will not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Bonds, the exchange of the Temporary Global Bond for the Permanent Global Bond or of the Permanent Global Bond for any Definitive Bonds or the delivery of Definitive Bonds to the persons entitled to them.

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9.19	Responsibility
The Trustee assumes no responsibility for the correctness of Recital (A) to this Trust Deed which shall be taken as a statement by the Issuer, nor shall the Trustee by the execution of these presents be deemed to make any representation as to the validity, sufficiency or enforceability of this Trust Deed or any part thereof and makes no representation with respect thereto.

9.20	Trustee's discretion
Save as expressly otherwise provided in this Trust Deed (including the Conditions), the Trustee shall have absolute and uncontrolled discretion as to the exercise or non-exercise of its trusts, powers, authorities and discretions under these presents (the exercise or non-exercise of which as between the Trustee, the Bondholders and the Couponholders shall be conclusive and binding on the Bondholders and Couponholders) and, subject to Clause 10 (Trustee Liable for Negligence), shall not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience which may result from their exercise or non-exercise.

9.21	Consents
Save as expressly otherwise provided in this Trust Deed (including the Conditions), any consent or approval given by the Trustee for the purposes of this Trust Deed may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in this Trust Deed may be given retrospectively.

9.22	Error of judgement
The Trustee shall not be liable for any error of judgement made in good faith by any officer or employee of the Trustee assigned by the Trustee to administer its corporate trust matters.

9.23	Professional charges
Any trustee of this Trust Deed being a lawyer, accountant, broker or other person engaged in any professional or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his firm in connection with the trusts of this Trust Deed and also his reasonable charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with this Trust Deed.

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9.24	Bondholders as a class
In connection with the exercise of its trusts, powers or discretions (including but not limited to those in relation to any proposed modification, waiver, authorisation, or substitution) the Trustee shall have regard to the general interests of the Bondholders as a class and, in particular, but without limitation, shall not have regard to the consequences of such exercise for individual Bondholders and Couponholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory and the Trustee shall not be entitled to require, nor shall any Bondholder or Couponholder be entitled to claim, from the Issuer or the Trustee any indemnification or payment in respect of any tax consequences of any such exercise upon individual Bondholders or Couponholders except to the extent provided for in Condition 8 (Taxation) and/or any undertaking given in addition to, or in substitution for, Condition 8 (Taxation) pursuant to this Trust Deed.

9.25	Ratings
The Trustee shall have no responsibility for the maintenance of any rating of the Bonds by any rating agency or any other person.

9.26	Validity of documents
The Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in this Trust Deed, the Bonds, or any other agreement or document relating to the transactions herein or therein contemplated or for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity enforceability or admissibility in evidence of this Trust Deed or any other document relating or expressed to be supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating to or expressed to be supplemental thereto.

9.27	Listing Rules
Nothing in this Trust Deed shall require the Trustee to assume an obligation of the Issuer arising under any provisions of the listing, prospectus, disclosure or transparency rules (or equivalent rules of any other competent authority besides the FCA).

9.28	FSMA

9.28.1
Notwithstanding anything in the Trust Deed or the Paying Agency Agreement or the Bonds to the contrary, the Trustee shall not do, or be authorised or required to do, anything which might constitute a regulated activity for the purpose of FSMA, unless it is authorised under FSMA to do so.

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9.28.2	The Trustee shall have the discretion at any time:

(a)	to delegate any of the functions which fall to be performed by an authorised person under FSMA to any other agent or person which also has the necessary authorisations and licences; and

(b)	to apply for authorisation under FSMA and perform any or all such functions itself if, in its absolute discretion, it considers it necessary, desirable or appropriate to do so.

9.29	Disapplication

9.29.1
Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by this Trust Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.

9.29.2
Nothing contained in the Trust Deed or the Paying Agency Agreement or the Bonds shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

9.29.3
Notwithstanding anything else contained in the Trust Deed or the Paying Agency Agreement or the Bonds, the Trustee may refrain from (a) doing anything which would or might in its opinion be illegal or contrary to any law of any jurisdiction or any directive or regulation of any agency of any state (including, without limitation, Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), or which would or might otherwise render it liable to any person and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation or (b) doing anything which may cause the Trustee to be considered a sponsor of a covered fund under Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any regulations promulgated thereunder.

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9.29.4
In relation to any discretion to be exercised or action to be taken by the Trustee under the Trust Deed or the Paying Agency Agreement or the Bonds, the Trustee may, at its discretion and without further notice or shall, if it has been so directed by an Extraordinary Resolution of the Bondholders then outstanding or so requested in writing by the holders of at least 25 per cent. in principal amount of such Bonds, exercise such discretion or take such action, provided that, in either case, the Trustee shall not be obliged to exercise such discretion or take such action unless it shall have been indemnified, secured and/or prefunded to its satisfaction against all liabilities and provided that the Trustee shall not be held liable to the Bondholders for the consequences of exercising its discretion or taking any such action and may do so without having regard to the effect of such action on individual Bondholders or Couponholders.

10.	TRUSTEE LIABLE FOR NEGLIGENCE
Subject to Sections 750 and 751 of the Companies Act 2006 (if applicable) and notwithstanding anything to the contrary in this Trust Deed, the Bonds or the Paying Agency Agreement:

10.1.1
the Trustee shall not be liable to any person for any matter or thing done or omitted in any way in connection with or in relation to this Trust Deed, the Bonds or the Paying Agency Agreement save in relation to its own gross negligence, wilful default, or fraud; and

10.1.2
nothing in this Trust Deed, the Bonds or the Paying Agency Agreement shall relieve the Trustee of any liability which would otherwise attach to it in respect of its own gross negligence, wilful default, or fraud, in each case having regard to the provisions of this Trust Deed, the Bonds and the Paying Agency Agreement conferring on it any trusts, powers, authorities or discretions.

11.	CONSEQUENTIAL LOSS
Any liability of the trustee arising out of the Trust Deed, the Bonds, the Coupons and the Paying Agency Agreement shall be limited to the amount of actual loss suffered (such loss shall be determined as at the date of default of the Trustee or, if later, the day on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Trustee at the time of entering into the Trust Deed, the Bonds, the Coupons and the Paying Agency Agreement, or at the time of accepting any relevant instructions, which increases the amount of the loss. In no event shall the Trustee be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive or consequential damages, whether or not the Trustee has been advised of the possibility of such loss or damages.

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12.	WAIVER

12.1	Waiver
The Trustee may, other than in respect of Reserved Matters (as specified and defined in Schedule 5 (Provisions for Meetings of Bondholders)), without the consent of the Bondholders or Couponholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Bondholders will not be materially prejudiced thereby, waive or authorise, on such terms and conditions as seems expedient to it, any breach or proposed breach by the Issuer of any of the provisions of this Trust Deed or the Conditions or determine that any event, condition or act which would otherwise be an Event of Default or Potential Event of Default or Restructuring Event shall not be treated as such provided that it will not do so in contravention of any express direction given by any Extraordinary Resolution or a written request made pursuant to Condition 10 (Events of Default) but no such direction or request will affect any previous waiver, authorisation or determination. Any such waiver, authorisation or determination will be binding on the Bondholders and the Couponholders and, if the Trustee so requires, will be notified to the Bondholders as soon as practicable.

12.2	Enforcement proceedings
At any time after amounts in respect of principal of and interest on the Bonds shall have become due and payable but are unpaid, the Trustee may, at its discretion, and without further notice but subject as mentioned below, take such proceedings against, the Issuer as it may think fit to enforce the provisions of this Trust Deed in accordance with the terms hereof.
The Trustee shall only be bound to take proceedings pursuant to this Clause 12.2 if (i) it has been indemnified and/or prefunded and/or secured to its satisfaction against all liabilities, proceedings, claims and demands to which it may thereby become liable and all costs, charges and expenses which may be incurred by it in connection therewith and provided that the Trustee shall not be held liable for the consequence of taking any such action on individual Bondholders or Couponholders and (ii) it has been so requested in writing by the holders of not less than 25 per cent. of the principal amount outstanding of the Bonds or has been so directed by an Extraordinary Resolution.

12.3	No action by Bondholders or Couponholders
Only the Trustee may pursue the remedies available under general law or under this Trust Deed to enforce the rights of the Bondholders or Couponholders and no such holder will be entitled to proceed against the Issuer unless the Trustee, having become bound to act in accordance with the terms of this Trust Deed, fails to do so within a reasonable amount of time and such failure is continuing.

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13.	TRUSTEE NOT PRECLUDED FROM ENTERING INTO CONTRACTS
No person, whether acting for itself or in any other capacity, will be precluded from becoming the owner of, or acquiring any interest in, holding or disposing of any Bond or Coupon or any shares or securities of the Issuer or any of its subsidiaries, holding or associated companies with the same rights as it would have had if the Trustee were not Trustee or from entering into or being interested in any contracts or transactions with the Issuer or its Subsidiary, holding or associated companies or from acting on, or as depositary or agent for, any committee or body of holders of any securities of the Issuer or its Subsidiary, holding or associated companies and will not be liable to account for any profit.

14.	MODIFICATION AND SUBSTITUTION

14.1	Modification
The Trustee may, without the consent of the Bondholders or Couponholders, agree (i) to any modification to the provisions of this Trust Deed or the Conditions which is of a formal, minor or technical nature or is made to correct a manifest error or (ii) other than in respect of Reserved Matters (as specified and defined in Schedule 5 (Provisions for Meetings of Bondholders)) to any modification to the provisions of this Trust Deed or the Conditions which is in its opinion not materially prejudicial to the interests of the Bondholders provided that it will not do so in contravention of any express direction given by any Extraordinary Resolution or a written request made pursuant to Condition 10 (Events of Default) but no such direction or request will affect any previous waiver, authorisation or determination. Any such modification shall be binding on the Bondholders and the Couponholders and, unless the Trustee agrees otherwise, the Issuer shall cause such modification to be notified to the Bondholders as soon as practicable thereafter in accordance with the Conditions.

14.2	Substitution

14.2.1
The Trustee may, without the consent of the Bondholders or Couponholders, agree with the Issuer to the substitution of any wholly-owned Subsidiary of the Issuer (the "Substituted Obligor") in place of the Issuer (or of any previous substitute under this sub-clause 14.2.1) as the principal debtor under this Trust Deed, the Bonds and the Coupons provided that, in the opinion of the Trustee, the interests of the Bondholders will not be materially prejudiced thereby and also provided that:

(a)
a trust deed is executed or some other form of undertaking is given by the Substituted Obligor to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by the terms of this Trust Deed, the Bonds and the Coupons with any consequential amendments which the Trustee may deem appropriate as fully as if the Substituted Obligor had been named in this Trust Deed and on the Bonds and Coupons as the principal debtor in place of the Issuer (or any previous substitute under this Clause);

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(b)
the Issuer and the Substituted Obligor execute such other deeds, documents and instruments (if any) as the Trustee may require in order that the substitution is fully effective in relation to the obligations of the Substituted Obligor and comply with such other requirements as the Trustee may direct in the interests of the Bondholders;

(c)
the Trustee is satisfied that (i) the Substituted Obligor has obtained all governmental and regulatory approvals and consents necessary for its assumption of liability as principal debtor in respect of the Bonds and the Coupons in place of the Issuer (or such previous substitute as aforesaid) and (ii) such approvals and consents are at the time of substitution in full force and effect;

(d)
where the Substituted Obligor is subject generally to the taxing jurisdiction of any territory or any authority of or in that territory having power to tax (the "Substituted Territory") other than the territory to the taxing jurisdiction of which (or to any such authority of or in which) the Issuer is subject generally (the "Issuer's Territory") the Substituted Obligor will (unless the Trustee otherwise agrees) give to the Trustee an undertaking in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 8 (Taxation) with the substitution for the references in that Condition to the Issuer's Territory of references to the Substituted Territory and Condition 7(c) (Redemption for tax reasons) shall be modified accordingly; and in such event the Trust Deed, the Bonds and the Coupons will be read accordingly;

(e)
if any two of the directors of the Substituted Obligor certify that it will be solvent immediately after such substitution, the Trustee need not have regard to the financial condition, profits or prospects of the Substituted Obligor or compare them with those of the Issuer; and

(f)
(unless the Issuer's successor in business is the Substituted Obligor) the obligations of the Substituted Obligor under this Trust Deed, the Bonds and the Coupons are unconditionally and irrevocably guaranteed by the Issuer in form and manner satisfactory to the Trustee.

14.2.2
Release of Substituted Issuer: Any such agreement by the Trustee pursuant to this Clause 14.2 will, if so expressed, operate to release the Issuer (or any such previous substitute) from any or all of its obligations under this Trust Deed, the Bonds and the Coupons. Not later than 14 days after the execution of any such documents and after compliance with such requirements, notice of the substitution will be given to the Bondholders.

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14.2.3
Completion of Substitution: Upon the execution of such documents and compliance with such requirements, the Substituted Obligor will be deemed to be named in this Trust Deed and on the Bonds and Coupons as the principal debtor in place of the Issuer (or of any previous substitute under this Clause 14.2) and this Trust Deed, the Bonds, the Coupons and the Paying Agency Agreement will be deemed to be modified in such manner as shall be necessary to give effect to the substitution and without prejudice to the generality of the foregoing any references in this Trust Deed, the Bonds, the Coupons or the Paying Agency Agreement to the Issuer shall be deemed to be references to the Substituted Obligor.

15.	APPOINTMENT, RETIREMENT AND REMOVAL OF THE TRUSTEE

15.1	Appointment
The Issuer will have the power of appointing new trustees but no person will be so appointed unless previously approved by an Extraordinary Resolution. A trust corporation may be appointed sole trustee hereof but subject thereto there shall be at least two trustees hereof one at least of which shall be a trust corporation. Any appointment of a new Trustee will be notified by the Issuer to the Bondholders as soon as practicable. The Bondholders shall together have the power exercisable by an Extraordinary Resolution, to remove any trustee or trustees for the time being hereof. The removal of any trustee shall not become effective unless there remains a trustee hereof (being a trust corporation) in office after such removal.

15.2	Retirement and removal
Any Trustee for the time being of this Trust Deed may retire at any time giving not less than three calendar months' notice in writing to the Issuer without assigning any reason therefor and without being responsible for any costs occasioned by such retirement. The Trustee may not resign its appointment unless there remains a trustee hereof (being a trust corporation) in office after such retirement. If a sole trustee or sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal under this Clause 15.2, the Issuer will use its best endeavours to procure that another trust corporation be appointed as Trustee provided that if, having given notice in writing to the Issuer of its intention to resign its appointment, a successor is not appointed within 30 days before the expiry of such notice then, in that case, the Trustee shall be entitled to procure forthwith a new Trustee. The Bondholders may by Extraordinary Resolution remove any Trustee provided that the retirement or removal of any sole trustee or sole trust corporation will not become effective until a trust corporation is appointed as successor Trustee.

15.3	Co-Trustees
The Trustee may, despite Clause 15.1 (Appointment), by notice in writing to the Issuer but without the consent of the Issuer or the Bondholders appoint anyone to act as a separate trustee or as a co-trustee in either case jointly with the Trustee:

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15.3.1	if the Trustee considers such appointment to be in the interests of the Bondholders and/or the Couponholders;

15.3.2	for the purpose of conforming with any legal requirement, restriction or condition in any jurisdiction in which any particular act is to be performed; or

15.3.3	for the purpose of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction against the Issuer of either a judgment already obtained or any of the provisions of this Trust Deed.
Subject to the provisions of this Trust Deed the Trustee may confer on any person so appointed such functions as it thinks fit. The Trustee may by notice in writing to the Issuer and such person remove any person so appointed. At the request of the Trustee, the Issuer, as applicable, will forthwith do all things as may be required to perfect such appointment or removal and it irrevocably appoints the Trustee to be its attorney in its name and on its behalf to do so. Such proper remuneration as the Trustee may pay to such separate trustee or co-trustee, together with any attributable costs, charges and expenses incurred by it in performing its function as a separate trustee or co-trustee, shall for the purposes of this Trust Deed be treated as costs and expenses incurred by the Trustee.

15.4	Competence of a majority of Trustees
If there are more than two Trustees the majority of such Trustees will (provided such majority includes a trust corporation) be competent to carry out all or any of the Trustee's functions.

15.5	Powers additional
The powers conferred by this Trust Deed upon the Trustee shall be in addition to any powers which may from time to time be vested in it by general law or as the holder of any of the Bonds or Coupons.

16.	COUPONS

16.1	Notices
Neither the Trustee nor the Issuer need give any notice to the Couponholders and the Couponholders will be deemed to have notice of the contents of any notice given to the Bondholders in accordance with the Conditions.

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16.2	Bondholders assumed to hold Coupons
Even if it has express notice to the contrary, whenever the Trustee is required to exercise any of its functions by reference to the interests of the Bondholders, the Trustee will assume that each Bondholder is the holder of all Coupons appertaining to each Bond of which he is the bearer. The holders of Coupons shall be bound by and subject to the terms of this Trust Deed to the same extent as if they were Bondholders; provided that no holder of a Coupon shall have any right of action by virtue of this Trust Deed or its holding of such Coupon.

17.	CURRENCY INDEMNITY

17.1	Currency of account and payment
Sterling (the "Contractual Currency") is the sole currency of account and payment for all sums payable by the Issuer under or in connection with this Trust Deed, the Bonds and the Coupons, including damages.

17.2	Extent of discharge
Any amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise), by the Trustee any Bondholder or Couponholder in respect of any sum expressed to be due to it from the Issuer will only constitute a discharge to the Issuer to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

17.3	Indemnities
If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed, the Bonds or the Coupons, the Issuer will indemnify it against any loss sustained by it as a result. In any event, the Issuer will indemnify the recipient against the cost of making any such purchases.

17.4	Indemnities separate
These indemnities constitute a separate and independent obligation from the other obligations in this Trust Deed, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Trustee and/or any Bondholder or Couponholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed, the Bonds and/or the Coupons or any judgment or order. No proof of evidence of any actual loss may be required.

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17.5	Merger
Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Trust Deed, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

18.	COMMUNICATIONS
Any notices and communications hereunder shall be made in writing (by letter or fax) and shall be sent as follows:

18.1.1	in the case of the Issuer, to it:
Lloyds Court
78 Grey Street
Newcastle-upon-Tyne NE1 6AF
Fax no:    + 44 191 223 5165
Attention:    Finance Director

18.1.2	in the case of the Trustee, to it at:
8 Canada Square
London
E14 5HQ
United Kingdom
Fax no.    +44 20 7991 4350
Attention:    Issuer Services Trustee Administration
or, in any case, to such other address or fax number or for the attention of such other person or department as the addressee has by prior notice to the sender specified for the purpose.
Every notice or communication sent in accordance with this Clause 18 shall be effective, if sent by letter or fax, upon receipt by the addressee; provided, however, that any such notice or communication which would otherwise take effect after 4.00 p.m. on any particular day, or on a non-business day in the place of the addressee, shall not take effect until 10.00 a.m. on the immediately succeeding business day in the place of the addressee.

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19.	GOVERNING LAW
This Trust Deed, and any issues or disputes arising out of or in connection with it (whether such disputes are contractual or non-contractual in nature) should be governed by and construed in accordance with English law.

20.	JURISDICTION

20.1	English courts
The courts of England have exclusive jurisdiction to settle any dispute (a "Dispute"), arising from or connected with this Trust Deed or the Bonds (including a dispute relating to non-contractual obligations arising from or in connection with this Trust Deed or the Bonds, or a dispute regarding the existence, validity or termination of this Trust Deed or the Bonds) or the consequences of their nullity.

20.2	Appropriate forum
The parties agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

20.3	Rights of the Trustee and Bondholders to take proceedings outside England
Clause 20.1 (English courts) is for the benefit of the Trustee and the Bondholders only. As a result, nothing in this Clause 20 prevents the Trustee or, without prejudice to Clause 12.3, any of the Bondholders from taking proceedings relating to a Dispute ("Proceedings") in any other courts with jurisdiction. To the extent allowed by law, the Trustee or any of the Bondholders may take concurrent Proceedings in any number of jurisdictions.

21.	SEVERABILITY
In case any provision in or obligation under this Trust Deed shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

22.	SANCTIONS

22.1
In connection with HSBC Group's commitment to comply with all applicable sanctions regimes, the Trustee and any affiliate or subsidiary of HSBC Holdings plc may take any action in its sole and absolute discretion that it considers appropriate to comply with any law, regulation, request of a public or regulatory authority, any agreement between any member of the HSBC Group and any government authority or any HSBC Group policy that relates to the prevention of fraud, money laundering, terrorism, tax evasion, evasion of economic or trade sanctions or other criminal activities (collectively the "Relevant Requirements").

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Such action may include, but is not limited to,

22.1.1	screening, intercepting and investigating any transaction, instruction or communication, including the source of, or intended recipient of, funds;

22.1.2	delaying or preventing the processing of instructions or transactions or the Trustee's performance of its obligations under this Deed;

22.1.3	the blocking of any payment; or

22.1.4	requiring the Issuer to enter into a financial crime compliance representations letter from time to time in a form and substance reasonably acceptable to the HSBC Group.

22.2
Where possible and permitted, the Trustee will endeavour to notify the Issuer of the existence of such circumstances. To the extent permissible by law, neither the Trustee nor any member of the HSBC Group will be liable for loss (whether direct or consequential and including, without limitation, loss of profit or interest) or damage suffered by any party arising out of, or caused in whole or in part by, any actions that are taken by the Trustee or any other member of the HSBC Group to comply with any Relevant Requirement.

In this Clause 22, "HSBC Group" means HSBC Holdings plc together with its subsidiary undertakings from time to time.

23.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999
No person shall have any right to enforce any provision of this Trust Deed under the Contracts (Rights of Third Parties) Act 1999.

24.	COUNTERPARTS
This Trust Deed may be executed in any number of counterparties and by the parties hereto on separate counterparts, each of which shall be an original, but all the counterparts shall together constitute one and the same instrument.
IN WITNESS WHEREOF this Trust Deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered the day and year first before written.

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Schedule 1
FORM OF TEMPORARY GLOBAL BOND
ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.
ISIN: XS2188667278
NORTHERN POWERGRID (NORTHEAST) PLC
(incorporated with limited liability under
the laws of England and Wales with registered number 02906593)
£300,000,000 1.875 per cent. Green Bonds due 2062
TEMPORARY GLOBAL BOND

1.	INTRODUCTION
This Temporary Global Bond is issued in respect of the £300,000,000 1.875 per cent. Green Bonds due 2062 (the "Bonds") of Northern Powergrid (Northeast) plc (the "Issuer"). The Bonds are subject to, and have the benefit of, a trust deed dated 16 June 2020 (as amended or supplemented from time to time, the "Trust Deed") between the Issuer and HSBC Corporate Trustee Company (UK) Limited as trustee (the "Trustee", which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of a paying agency agreement dated 16 June 2020 (as amended or supplemented from time to time, the "Paying Agency Agreement") and made between the Issuer, HSBC Bank plc as principal paying agent (the "Principal Paying Agent", which expression includes any successor principal paying agent appointed from time to time in connection with the Bonds), the other paying agent named therein (together with the Principal Paying Agent, the "Paying Agents", which expression includes any successor or additional paying agents appointed from time to time in connection with the Bonds) and the Trustee.

2.	REFERENCES TO CONDITIONS
Any reference herein to the "Conditions" is to the terms and conditions of the Bonds set out in Schedule 4 (Terms and Conditions of the Bonds) of the Trust Deed and any reference to a numbered "Condition" is to the correspondingly numbered provision thereof. Words and expressions defined in the Conditions shall have the same meanings when used in this Temporary Global Bond.

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3.	PROMISE TO PAY
The Issuer, for value received, promises to pay to the bearer of this Temporary Global Bond the principal sum of
£300,000,000
(Three Hundred Million Pounds Sterling)
on 16 June 2062 or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions; provided, however, that such interest shall be payable only:

3.1
in the case of interest falling due before the Exchange Date (as defined below), to the extent that a certificate or certificates issued by Euroclear Bank SA/NV as operator of the Euroclear System ("Euroclear") and/or Clearstream Banking, S.A. ("Clearstream, Luxembourg") dated not earlier than the date on which such interest falls due and in substantially the form set out in Schedule 3 (Form of Euroclear/Clearstream, Luxembourg Certification) hereto is/are delivered to the Specified Office (as defined in the Conditions) of the Principal Paying Agent; or

3.2
in the case of interest falling due at any time, to the extent that the Issuer has failed to procure the exchange for a permanent global bond of that portion of this Temporary Global Bond in respect of which such interest has accrued.

4.	NEGOTIABILITY
This Temporary Global Bond is negotiable and, accordingly, title to this Temporary Global Bond shall pass by delivery.

5.	EXCHANGE
On or after the day following the expiry of 40 days after the date of issue of this Temporary Global Bond (the "Exchange Date"), the Issuer shall procure (in the case of first exchange) the delivery of a permanent global bond (the "Permanent Global Bond") in substantially the form set out in Schedule 2 (Form of Permanent Global Bond) to the Trust Deed to the bearer of this Temporary Global Bond or (in the case of any subsequent exchange) an increase in the principal amount of the Permanent Global Bond in accordance with its terms against:

5.1	presentation and (in the case of final exchange) surrender of this Temporary Global Bond at the specified office of the Principal Paying Agent; and

5.2
receipt by the Principal Paying Agent of a certificate or certificates issued by Euroclear and/or Clearstream, Luxembourg dated not earlier than the Exchange Date and in substantially the form set out in Schedule 3 (Form of Euroclear/Clearstream, Luxembourg Certification) hereto.

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The principal amount of the Permanent Global Bond shall be equal to the aggregate of the principal amounts specified in the certificates issued by Euroclear and/or Clearstream, Luxembourg and received by the Principal Paying Agent; provided, however, that in no circumstances shall the principal amount of the Permanent Global Bond exceed the initial principal amount of this Temporary Global Bond.

6.	WRITING DOWN
On each occasion on which:

6.1	the Permanent Global Bond is delivered or the principal amount thereof is increased in accordance with its terms in exchange for a further portion of this Temporary Global Bond; or

6.2	Bonds represented by this Temporary Global Bond are to be cancelled in accordance with Condition 7(e) (Redemption and Purchase - Cancellation),
the Issuer shall procure that (a) the principal amount of the Permanent Global Bond, the principal amount of such increase or (as the case may be) the aggregate principal amount of such Bonds and (b) the remaining principal amount of this Temporary Global Bond (which shall be the previous principal amount hereof less the aggregate of the amounts referred to in (a)) are noted in Schedule 1 (Payments, Exchange and Cancellation of Bonds) hereto, whereupon the principal amount of this Temporary Global Bond shall for all purposes be as most recently so noted.

7.	PAYMENTS
All payments in respect of this Temporary Global Bond shall be made against presentation and (in the case of payment of principal in full with all interest accrued thereon) surrender of this Temporary Global Bond at the Specified Office of any Paying Agent and shall be effective to satisfy and discharge the corresponding liabilities of the Issuer in respect of the Bonds. On each occasion on which a payment of interest is made in respect of this Temporary Global Bond, the Issuer shall procure that the same is noted in Schedule 1 (Payments, Exchange and Cancellation of Bonds) hereto.

8.	CONDITIONS APPLY
Until this Temporary Global Bond has been exchanged as provided herein or cancelled in accordance with the Paying Agency Agreement, the bearer of this Temporary Global Bond shall be subject to the Conditions and, subject as otherwise provided herein, shall be entitled to the same rights and benefits under the Conditions as if the bearer were the holder of Bonds in definitive form in substantially the form set out in Schedule 3 (Form of Definitive Bond) to the Trust Deed and the related interest coupons in the denomination of £100,000 and integral multiples of £1,000 in excess thereof and in an aggregate principal amount equal to the principal amount of this Global Bond.

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9.	NOTICES
Notwithstanding Condition 14 (Notices), while all the Bonds are represented by this Temporary Global Bond (or by this Temporary Global Bond and the Permanent Global Bond) and this Temporary Global Bond is (or this Temporary Global Bond and the Permanent Global Bond are) deposited with a common depositary for Euroclear and Clearstream, Luxembourg, notices to Bondholders may be given by delivery of the relevant notice to Euroclear and Clearstream, Luxembourg and, in any case, such notices shall be deemed to have been given to the Bondholders in accordance with the Condition 14 (Notices) on the date of delivery to Euroclear and Clearstream, Luxembourg.

10.	AUTHENTICATION
This Temporary Global Bond shall not be valid for any purpose until it has been authenticated for and on behalf of HSBC Bank plc as principal paying agent.

11.	GOVERNING LAW
This Temporary Global Bond and all matters arising from or connected with it are governed by, and shall be construed in accordance with, English law.
AS WITNESS the manual or facsimile signature of a duly authorised person on behalf of the Issuer.
NORTHERN POWERGRID (NORTHEAST) PLC

By:    ..............................................................................
(duly authorised)

ISSUED on 16 June 2020
AUTHENTICATED for and on behalf of
HSBC BANK PLC
as principal paying agent
without recourse, warranty or liability

By:    ..............................................................................
(duly authorised)

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Schedule 1
PAYMENTS, EXCHANGE AND CANCELLATION OF BONDS

Date of payment, delivery or cancellation	Amount of interest then paid	Principal amount of Permanent Global Bond then delivered or by which Permanent Global Bond then increased	Aggregate principal amount of Bonds then cancelled	Remaining principal amount of this Temporary Global Bond	Authorised Signature

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Schedule 2
FORM OF ACCOUNTHOLDER'S CERTIFICATION
NORTHERN POWERGRID (NORTHEAST) PLC
(incorporated with limited liability under
the laws of England and Wales with registered number 02906593)
£300,000,000 1.875 per cent. Green Bonds due 2062
This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (a) are owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (b) are owned by United States person(s) that (i) are foreign branches of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) ("financial institutions") purchasing for their own account or for resale, or (ii) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (i) or (ii), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the issuer or the issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (c) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (c) (whether or not also described in clause (a) or (b)) this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.
If the Securities are of the category contemplated in Section 903(b)(3) of Regulation S under the Securities Act of 1933, as amended (the "Act"), then this is also to certify that, except as set forth below, the Securities are beneficially owned by (1) non-U.S. person(s) or (2) U.S. person(s) who purchased the Securities in transactions which did not require registration under the Act. As used in this paragraph the term "U.S. person" has the meaning given to it by Regulation S under the Act.
As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.
We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

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This certification excepts and does not relate to £[      ] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.
We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.
Dated:    [                                ]
[name of account holder]
as, or as agent for,
the beneficial owner(s) of the Securities
to which this certificate relates.

By:    ..............................................................................
(Authorised signatory)

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Schedule 3
FORM OF EUROCLEAR/CLEARSTREAM, LUXEMBOURG CERTIFICATION
NORTHERN POWERGRID (NORTHEAST) PLC
(incorporated with limited liability under
the laws of England and Wales with registered number 02906593)
£300,000,000 1.875 per cent. Green Bonds due 2062
This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organisations") substantially to the effect set forth in the temporary global bond issued in respect of the securities, as of the date hereof, £[ ] principal amount of the above-captioned Securities (a) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (b) is owned by United States persons that (i) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) ("financial institutions") purchasing for their own account or for resale, or (ii) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (i) or (ii), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (c) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (c) (whether or not also described in clause (a) or (b)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.
If the Securities are of the category contemplated in Section 903(b)(3) of Regulation S under the Securities Act of 1933, as amended (the "Act"), then this is also to certify with respect to the principal amount of Securities set forth above that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from our Member Organisations entitled to a portion of such principal amount, certifications with respect to such portion substantially to the effect set forth in the temporary global bond issued in respect of the Securities.
We further certify (1) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global security excepted in such certifications and (2) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

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We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.
Dated:    [                          ]
EUROCLEAR BANK SA/NV
as operator of the Euroclear System
or
CLEARSTREAM BANKING, S.A.

By:    ..............................................................................
(Authorised signatory)

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SCHEDULE 2
FORM OF PERMANENT GLOBAL BOND
ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.
ISIN: XS2188667278
NORTHERN POWERGRID (NORTHEAST) PLC
(incorporated with limited liability under
the laws of England and Wales with registered number 02906593)
£300,000,000 1.875 per cent. Green Bonds due 2062
PERMANENT GLOBAL BOND

1.	INTRODUCTION
This Permanent Global Bond is issued in respect of the £300,000,000 1.875 per cent. Green Bonds due 2062 (the "Bonds") of Northern Powergrid (Northeast) plc (the "Issuer"). The Bonds are subject to, and have the benefit of, a trust deed dated 16 June 2020 (as amended or supplemented from time to time, the "Trust Deed") between the Issuer and HSBC Corporate Trustee Company (UK) Limited as trustee (the "Trustee", which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of a paying agency agreement dated 16 June 2020 (as amended or supplemented from time to time, the "Paying Agency Agreement") and made between the Issuer, HSBC Bank plc as principal paying agent (the "Principal Paying Agent", which expression includes any successor principal paying agent appointed from time to time in connection with the Bonds), the other paying agent named therein (together with the Principal Paying Agent, the "Paying Agents", which expression includes any successor or additional paying agents appointed from time to time in connection with the Bonds) and the Trustee.

2.	REFERENCES TO CONDITIONS
Any reference herein to the "Conditions" is to the terms and conditions of the Bonds set out in Schedule 2 (Terms and Conditions of the Bonds) hereto and any reference to a numbered "Condition" is to the correspondingly numbered provision thereof. Words and expressions defined in the Conditions shall have the same meanings when used in this Global Bond.

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3.	PROMISE TO PAY
The Issuer, for value received, promises to pay to the bearer of this Global Bond, in respect of each Bond represented by this Global Bond, its principal amount on 16 June 2062 or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on each such Bond on the dates and in the manner specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions. The Issuer shall procure that the initial aggregate principal amount of Bonds represented by this Global Bond is noted in Schedule 1 (Payments, Exchanges against Temporary Global Bond, Delivery of Definitive Bonds and Cancellation of Bonds) hereto, whereupon the principal amount of this Global Bond shall for all purposes be such amount, subject as provided in paragraph 7 (Writing Down) and paragraph 8 (Writing Up) below.

4.	NEGOTIABILITY
This Global Bond is negotiable and, accordingly, title to this Global Bond shall pass by delivery.

5.	EXCHANGE
This Global Bond will be exchanged, in whole but not in part only, for Bonds in definitive form ("Definitive Bonds") in substantially the form set out in Schedule 3 (Form of Definitive Bond) to the Trust Deed if any of the events specified in Clause 3.3 (Exchange for Definitive Bonds) of the Trust Deed occurs.

6.	DELIVERY OF DEFINITIVE BONDS
Whenever this Global Bond is to be exchanged for Definitive Bonds, the Issuer shall procure the prompt delivery of such Definitive Bonds, duly authenticated and with interest coupons ("Coupons") attached, in an aggregate principal amount equal to the principal amount of this Global Bond to the bearer of this Global Bond against the surrender of this Global Bond at the Specified Office (as defined in the Conditions) of the Principal Paying Agent within 30 days of the occurrence of the relevant Exchange Event.

7.	WRITING DOWN
On each occasion on which:

7.1	a payment of principal is made in respect of this Global Bond;

7.2	Definitive Bonds are delivered; or

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7.3	Bonds represented by this Global Bond are to be cancelled in accordance with Condition 7(e) (Redemption and Purchase - Cancellation),
the Issuer shall procure that (i) the amount of such payment and the aggregate principal amount of such Bonds and (ii) the remaining principal amount of this Global Bond (which shall be the previous principal amount hereof less the aggregate of the amounts referred to in (i) above) are noted in Schedule 1 (Payments, Exchanges against Temporary Global Bond, Delivery of Definitive Bonds and Cancellation of Bonds) hereto, whereupon the principal amount of this Global Bond shall for all purposes be as most recently so noted.

8.	WRITING UP
If this Global Bond was originally issued in exchange for part only of a temporary global bond representing the Bonds, then all references in this Global Bond to its principal amount shall be construed as references to the principal amount of the part of the temporary global bond in exchange for which this Global Bond was originally issued which the Issuer shall procure is noted in Schedule 1 (Payments, Exchanges against Temporary Global Bond, Delivery of Definitive Bonds and Cancellation of Bonds) hereto. If at any subsequent time any further portion of such temporary global bond is exchanged for an interest in this Global Bond, the principal amount of this Global Bond shall be increased by the amount of such further portion, and the Issuer shall procure that the principal amount of this Global Bond (which shall be the previous principal amount hereof plus the amount of such further portion) is noted in Schedule 1 (Payments, Exchanges against Temporary Global Bond, Delivery of Definitive Bonds and Cancellation of Bonds) hereto, whereupon the principal amount of this Global Bond shall for all purposes be as most recently so noted.

9.	PAYMENTS
All payments in respect of this Global Bond shall be made against presentation and (in the case of payment of principal in full with all interest accrued thereon) surrender of this Global Bond at the specified office of any Paying Agent and shall be effective to satisfy and discharge the corresponding liabilities of the Issuer in respect of the Bonds. On each occasion on which a payment of interest is made in respect of this Global Bond, the Issuer shall procure that the same is noted in Schedule 1 (Payments, Exchanges against Temporary Global Bond, Delivery of Definitive Bonds and Cancellation of Bonds) hereto.

10.	CONDITIONS APPLY
Until this Global Bond has been exchanged as provided herein or cancelled in accordance with the Paying Agency Agreement, the bearer of this Global Bond shall be subject to the Conditions and, subject as otherwise provided herein, shall be entitled to the same rights and benefits under the Conditions as if it were the holder of Definitive Bonds and the related Coupons in the denomination of £100,000 and integral multiples of £1,000 in excess thereof and in an aggregate principal amount equal to the principal amount of this Global Bond.

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11.	EXERCISE OF PUT OPTION
In order to exercise the option contained in Condition 11 (Restructuring Event) (the "Put Option"), the bearer of this Global Bond must, within the period specified in the Conditions for the deposit of the relevant Bond and Put Event Notice (as defined in Condition 11), give written notice (or electronic notice in accordance with the rules and procedures of Euroclear and Clearstream, Luxembourg) of such exercise to the Principal Paying Agent specifying the principal amount of Bonds in respect of which the Put Option is being exercised. Any such notice shall be irrevocable and may not be withdrawn.

12.	EXERCISE OF CALL OPTION
In connection with an exercise of the option contained in Condition 7(b) (Redemption at the option of the Issuer) in relation to some only of the Bonds, this Global Bond may be redeemed in part in the principal amount specified by the Issuer in accordance with the Conditions, and the Bonds to be redeemed will not be selected as provided in the Conditions but in accordance with the rules and procedures of Euroclear and Clearstream, Luxembourg and the notice of redemption will not specify the serial numbers of the Bonds called for redemption or the serial numbers of the Bonds previously called for redemption and not presented for payment. The rules and procedures of Euroclear and Clearstream, Luxembourg provide that a partial redemption will be reflected in the records of Euroclear and Clearstream Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion.

13.	NOTICES
Notwithstanding Condition 14 (Notices), while all the Bonds are represented by this Global Bond (or by this Global Bond and a temporary global bond) and this Global Bond is (or this Global Bond and a temporary global bond are) deposited with a common depositary for Euroclear and Clearstream, Luxembourg, notices to Bondholders may be given by delivery of the relevant notice to Euroclear and Clearstream, Luxembourg and, in any case, such notices shall be deemed to have been given to the Bondholders in accordance with the Condition 14 (Notices) on the date of delivery to Euroclear and Clearstream, Luxembourg.

14.	AUTHENTICATION
This Global Bond shall not be valid for any purpose until it has been authenticated for and on behalf of HSBC Bank plc as principal paying agent.

15.	GOVERNING LAW
This Global Bond and all matters arising from or connected with it are governed by, and shall be construed in accordance with, English law.

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AS WITNESS the manual or facsimile signature of a duly authorised person on behalf of the Issuer.
NORTHERN POWERGRID (NORTHEAST) PLC

By:    ..............................................................................
(duly authorised)

ISSUED as of 16 June 2020
AUTHENTICATED for and on behalf of
HSBC BANK PLC
as principal paying agent
without recourse, warranty or liability

By:    ..............................................................................
(duly authorised)

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Schedule 1
Payments, Exchanges against Temporary Global Bond, Delivery of Definitive Bonds and Cancellation of Bonds

Date of payment, exchange, delivery or cancellation	Amount of interest then paid	Principal amount of Temporary Global Bond then exchanged	Aggregate principal amount of Definitive Bonds then delivered	Aggregate principal amount of Bonds then cancelled	New principal amount of this Global Bond	Authorised signature

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Schedule 2
Terms and Conditions of the Bonds
To be included in the Permanent Global Bond as set out in Schedule 4 (Terms and Conditions of the Bonds) of the Trust Deed.

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SCHEDULE 3
FORM OF DEFINITIVE BOND
[On the face of the Bond:]
[currency][denomination]
ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.
NORTHERN POWERGRID (NORTHEAST) PLC
(incorporated with limited liability under
the laws of England and Wales with registered number 02906593)
£300,000,000 1.875 per cent. Green Bonds due 2062
The Issuer, for value received, promises to pay to the bearer the principal sum of
£100,000
(ONE HUNDRED THOUSAND POUNDS)
on 16 June 2062, or on such earlier date or dates as the same may become payable in accordance with the conditions endorsed hereon (the "Conditions"), and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.
Interest is payable on the above principal sum at the rate of 1.875 per cent. per annum, payable annually in arrear on 16 June in each year, all subject to and in accordance with the Conditions.
This Bond and the interest coupons relating hereto shall not be valid for any purpose until this Bond has been authenticated for and on behalf of HSBC Bank plc as principal paying agent.
AS WITNESS the facsimile signature of a duly authorised person on behalf of the Issuer.
NORTHERN POWERGRID (NORTHEAST) PLC

By:    ..............................................................................
[facsimile signature]
(duly authorised)

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ISSUED as of [•]
AUTHENTICATED for and on behalf of
HSBC BANK PLC
as principal paying agent
without recourse, warranty or liability

By:    ..............................................................................
[manual signature]
(duly authorised)

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[On the reverse of the Bond:]
TERMS AND CONDITIONS
[As set out in Schedule 4 (Terms and Conditions of the Bonds) of the Trust Deed]
[At the foot of the Terms and Conditions:]
PRINCIPAL PAYING AGENT
HSBC Bank plc
Issuer Services, Europe,
Level 22
8 Canada Square
Canary Wharf
London E14 5HQ
United Kingdom

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Form of Coupon
[On the face of the Coupon:]
NORTHERN POWERGRID (NORTHEAST) PLC
£300,000,000 1.875 per cent. Green Bonds due 2062
Coupon for £[amount of interest payment] due on [interest payment date].
Such amount is payable, subject to the terms and conditions (the "Conditions") endorsed on the Bond to which this Coupon relates (which are binding on the holder of this Coupon whether or not it is for the time being attached to such Bond), against presentation and surrender of this Coupon at the specified office for the time being of any of the agents shown on the reverse of this Coupon (or any successor or additional agents appointed from time to time in accordance with the Conditions).
ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.
[On the reverse of the Coupon:]
Principal Paying Agent: HSBC Bank plc, Issuer Services, Europe, Level 22, 8 Canada Square, Canary Wharf, London E14 5HQ, United Kingdom

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SCHEDULE 4
TERMS AND CONDITIONS OF THE BONDS
The £300,000,000 1.875 per cent Green Bonds due 2062 (the "Bonds", which expression shall, unless the context otherwise requires, include any Further Bonds (as defined in Condition 3 (Definitions)) of Northern Powergrid (Northeast) plc (the "Issuer") are constituted by and subject to a trust deed dated 16 June 2020 (as the same may be amended and/or supplemented from time to time, the "Trust Deed") between the Issuer and HSBC Corporate Trustee Company (UK) Limited (the "Trustee", which expression shall, wherever the context so admits, include its successors as trustee under the Trust Deed) as trustee for the holders of the Bonds (the "Bondholders"). The statements in these Terms and Conditions include summaries of and are subject to, the detailed provisions of the Trust Deed. The Issuer has entered into a paying agency agreement dated 16 June 2020 (the "Paying Agency Agreement") with HSBC Bank plc (the "Principal Paying Agent") and any paying agent appointed thereunder (each a "Paying Agent" and together with the Principal Paying Agent, the "Paying Agents") and the Trustee. Copies of the Trust Deed and the Paying Agency Agreement will be available for inspection by Bondholders and the holders of the interest coupons appertaining to the Bonds (respectively, the "Couponholders" and the "Coupons") at the specified office(s) of each of the Paying Agents. The Bondholders and the Couponholders are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and the provisions of the Paying Agency Agreement applicable to them.

1.	FORM, DENOMINATION AND TITLE
The Bonds are serially numbered and in bearer form in the denominations of £100,000 and integral multiples of £1,000 in excess thereof up to and including £199,000, each with Coupons attached on issue. No definitive Bonds will be issued with a denomination above £199,000. Title to the Bonds and to the Coupons will pass by delivery. Bonds of one denomination may not be exchanged for Bonds of the other denomination. The holder of any Bond or Coupon will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust, or any interest in it, any writing on it, or its theft or loss) and no person will be liable for so treating the holder. No person shall have any right to enforce any term or condition of the Bonds or the Trust Deed under the Contracts (Rights of Third Parties) Act 1999.

2.	STATUS OF THE BONDS
The Bonds and Coupons constitute direct, unconditional and (subject to the provisions of Condition 4(a) (Negative Pledge)) unsecured obligations of the Issuer and rank pari passu and without any preference among themselves. The payment obligations of the Issuer under the Bonds and the Coupons shall, subject as aforesaid and save for such obligations as may be preferred by laws that are both mandatory and of general application, at all times rank at least equally with all its present and future unsecured and unsubordinated obligations.

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3.    DEFINITIONS
"Business Day" means any day (other than a Saturday or Sunday) on which banks and other financial institutions are open for business in London.
"Companies Act" means the Companies Act 2006 as amended or re-enacted from time to time and all subordinate legislation made pursuant thereto.
"Electricity Act" means the Electricity Act 1989 as amended or re-enacted from time to time and all subordinate legislation made pursuant thereto.
"Electricity Distribution Licence" means the electricity distribution licence granted or treated as granted to the Issuer under section 6(1)(c) of the Electricity Act.
"Energy Act" means the Energy Act 2004 as amended or re-enacted from time to time and all subordinate legislation made pursuant thereto.
"Energy Administrator" means an energy administrator appointed pursuant to Part 3 of the Energy Act.
"Event of Default" means any of the events set out in Condition 10 (Events of Default).
"Final Determination" means the final determination document published by Ofgem for each electricity distribution price control review.
"Fitch" means Fitch Ratings Limited.
"Further Bonds" means all further bonds created and issued by the Issuer in accordance with Condition 17 (Further Bonds) and/or for the time being outstanding or, as the context may require, a specific proportion thereof.
"Indebtedness For Borrowed Money" means any indebtedness (whether being principal, premium, interest or other amounts) for (i) money borrowed, (ii) payment obligations under or in respect of any acceptance or acceptance credit, or (iii) any notes, bonds, debentures, debenture stock, loan stock or other debt securities offered, issued or distributed whether by way of public offer, private placing, acquisition consideration or otherwise and whether issued for cash or in whole or in part for a consideration other than cash.
"Investment Grade Rating" means a credit rating assigned by a Rating Agency of BBB- (in the case of such ratings assigned by S&P and/or Fitch) or Baa3 (in the case of such ratings assigned by Moody's) or the equivalents of such ratings for the time being, or better.
"Issue Date" means 16 June 2020.
"Moody's" means Moody's Investors Service Limited.

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A "Negative Rating Event" shall be deemed to have occurred if (i) the Issuer does not, either prior to or no later than 14 days after the date of a Negative Certification (as defined in Condition 11 (Restructuring Event)) in respect of the relevant Restructuring Event, seek, and thereupon use all reasonable endeavours to obtain, from a Rating Agency, a rating of the Reference Rated Securities or these Bonds or any other unsecured and unsubordinated debt of the Issuer having an initial maturity of five years or more or (ii) if it does so seek and use such endeavours, it is unable, as a result of such Restructuring Event, to obtain such a rating which is an Investment Grade Rating.
"Ofgem" means the Gas and Electricity Markets Authority and/or the Office of Gas and Electricity Markets, including their successor office or body, as appropriate.
"Potential Event of Default" means an event or circumstance which would with the giving of notice and/or lapse of time and/or the issuing of a certificate become an Event of Default.
A "Put Event" occurs on the date of the last to occur of (i) a Restructuring Event, (ii) either a Rating Downgrade or, as the case may be, a Negative Rating Event, and (iii) the relevant Negative Certification.
"Rating Agencies" means S&P and Fitch, and "Rating Agency" means either one of them.
A "Rating Downgrade" shall be deemed to have occurred (i) if the then current rating assigned to any Reference Rated Securities by any Rating Agency (whether provided by a Rating Agency at the invitation of the Issuer or by its own volition) is withdrawn or reduced from an Investment Grade Rating to a non-Investment Grade Rating (BB+/Ba1, or their respective equivalents for the time being, or worse) or, (ii) if any Rating Agency shall then have already assigned a non-Investment Grade Rating (as described above) to the Reference Rated Securities, such rating is lowered one full rating category, provided that, in the case of (i) or (ii), if during the Restructuring Period the Reference Rated Securities have at least one Investment Grade Rating then it shall be deemed that no Rating Downgrade shall have occurred.
"Reference Gilt" means the 4.00 per cent Treasury Stock due January 2060 or such other conventional (i.e. not index linked) UK Government Stock as the Issuer (with the advice of an independent financial institution of international repute appointed by the Issuer) may determine to be the most appropriate benchmark conventional UK Government Stock.
"Reference Rated Securities" means the Bonds for so long as they have a rating from a Rating Agency, and otherwise any other unsecured and unsubordinated debt securities of the Issuer having an initial maturity of five years or more which are rated by a Rating Agency.

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"Regulated Asset Value" means the regulatory asset value of the Issuer as set out in the most recent Final Determination or, if any electricity distribution price control financial model has been published on Ofgem's website since the most recent Final Determination, the regulatory asset value of the Issuer as set out in such financial model, in each case, adjusted for inflation, as of the 31 March nearest to the date of determination, provided that if at any time Ofgem alters its methodology of determining Regulated Asset Value in a manner which results in a change in Regulated Asset Value, appropriate adjustments to this definition (and to other terms defined or described herein solely for the purposes of this definition) so as to preserve the original intent of Condition 10(c) (Events of Default) shall be determined by an independent accountant experienced in the regulated electricity distribution market selected by the Issuer.
"Relevant Indebtedness" means any indebtedness (whether being principal, premium, interest or other amounts) in the form of or represented by notes, bonds, debentures, debenture stock, loan stock or other securities, whether issued for cash or in whole or in part for a consideration other than cash, and which, with the agreement of the person issuing the same, are quoted, listed or ordinarily dealt in on any stock exchange or recognised over-the-counter or other securities market.
"Restructuring Event" means the occurrence of any one or more of the following events:

(i)
(a) written notice being given to the Issuer of revocation of its Electricity Distribution Licence which is requisite to the conduct of the Issuer's business at the relevant time or (b) the Issuer agreeing in writing to any revocation or surrender of its Electricity Distribution Licence which is requisite to the conduct of the Issuer's business at the relevant time or (c) any legislation (whether primary or subordinate) being enacted terminating or revoking its Electricity Distribution Licence which is requisite to the conduct of the Issuer's business at the relevant time, except in any such case in circumstances where a licence or licences is or are granted to the Issuer or a Subsidiary of the Issuer 100 per cent of the ordinary share capital of which is owned directly or indirectly by the Issuer (the "Relevant Transferee") and provided that the terms of such licence or licences are substantially no less favourable than the Electricity Distribution Licence in which event all references in these Terms and Conditions to the Electricity Distribution Licence and the Issuer in its capacity as holder of the Electricity Distribution Licence shall hereafter be deemed to be references to the licence or licences on substantially no less favourable terms and the Relevant Transferee respectively; or

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(ii)
any modification (other than a modification which is of a formal, minor or technical nature) being made to the terms and conditions of the Electricity Distribution Licence on or after the Issue Date unless two Directors of the Issuer have certified in good faith to the Trustee (and the Trustee may rely absolutely on such certification) that the modified terms and conditions are not materially less favourable to the business of the Issuer. For the purposes of this paragraph (ii) a modification which (a) results in a licence or licences being granted to the Issuer or a Subsidiary of the Issuer 100 per cent of the ordinary share capital of which is owned directly or indirectly by the Issuer (collectively, the "Applicable Transferees") and provided that the terms of such licence or licences are substantially no less favourable than the terms of the Electricity Distribution Licence or (b) results in a licence or licences being granted to an Applicable Transferee provided that the terms of such licence or licences are substantially no less favourable than the terms of the Electricity Distribution Licence, shall not be deemed to be a modification within this paragraph (ii). In the event of such a modification as is referred to in (a) or (b), all references in these Terms and Conditions to the Electricity Distribution Licence and the Issuer in its capacity as holder of the Electricity Distribution Licence shall thereafter be deemed to be references to the licence or licences granted to the Applicable Transferee and to the Applicable Transferee, respectively; or

(iii)
any legislation (whether primary or subordinate) is enacted which removes, qualifies or amends (other than an amendment which is of a formal, minor or technical nature) the duties of the Secretary of State (or any successor) and/or Ofgem under the Electricity Act as in force on the Issue Date, unless two Directors of the Issuer have certified in good faith to the Trustee (and the Trustee may rely absolutely on such certification) that such removal, qualification or amendment does not have a materially adverse effect on the financial condition of the Issuer.

"Restructuring Period" means:

(i)	if at the time a Restructuring Event occurs there are Reference Rated Securities, the period of 90 days starting from and including the day on which the Restructuring Event occurs; or

(ii)
if at the time a Restructuring Event occurs there are not Reference Rated Securities, the period starting from and including the day on which the Restructuring Event occurs and ending on the day 90 days following the later of (a) the date on which the Issuer shall seek to obtain a rating pursuant to the definition of Negative Rating Event prior to the expiry of the 14 days referred to in the definition of Negative Rating Event and (b) the date on which a Negative Certification shall have been given to the Issuer in respect of the Restructuring Event.

"S&P" means S&P Global Ratings Europe Limited, a division of The McGraw-Hill Companies, Inc.

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"Security Interest" means a mortgage, charge, lien, pledge or other security interest.
"Subsidiary" means a subsidiary or subsidiary undertaking within the meaning of the Companies Act.
4.    NEGATIVE PLEDGE
So long as any of the Bonds remain outstanding (as defined in the Trust Deed), the Issuer will ensure that none of its Relevant Indebtedness or the Relevant Indebtedness of any of its Subsidiaries nor any guarantee given by it or by any such Subsidiary of the Relevant Indebtedness of any other person will be secured by a Security Interest upon, or with respect to, any of the present or future business, undertaking, assets or revenues (including any uncalled capital) of the Issuer or any of its Subsidiaries unless the Issuer shall, before or at the same time as the creation of the Security Interest, take any and all action necessary to ensure that:

(a)
all amounts payable by the Issuer under the Bonds, the Coupons and the Trust Deed are secured to the satisfaction of the Trustee equally and rateably with the Relevant Indebtedness or guarantee of Relevant Indebtedness, as the case may be, by such Security Interest; or

(b)
such other Security Interest or guarantee or other arrangement (whether or not including the giving of a Security Interest) is provided in respect of all amounts payable by the Issuer under the Bonds, the Coupons and the Trust Deed either (i) as the Trustee shall in its absolute discretion deem not materially less beneficial to the interests of the Bondholders, or (ii) as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Bondholders.

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5.	INTEREST
The Bonds bear interest from (and including) the Issue Date at the rate of 1.875 per cent per annum payable annually in arrear on 16 June in each year (each, an "Interest Payment Date"). Each Bond will cease to bear interest from the due date for redemption thereof, unless upon due presentation, payment of principal or premium (if any) is improperly withheld or refused. In such event, each Bond shall continue to bear interest at such rate (both before and after judgment) until whichever is the earlier of (i) the day on which all sums due in respect of such Bond up to that day are received by or on behalf of the relevant holder and (ii) the day falling seven days after the Trustee or the Principal Paying Agent has notified Bondholders in accordance with Condition 14 (Notices) of receipt of all sums then due in respect of all the Bonds up to that seventh day (except to the extent that there is failure in the subsequent payment to the relevant holder under these Terms and Conditions). In these Conditions, the period beginning on and including 16 June 2020 and ending on but excluding the first Interest Payment Date and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date is called an "Interest Period". Where interest is to be calculated in respect of a period which is equal to or shorter than an Interest Period the day-count fraction used will be the number of days in the relevant period, from and including the date from which interest begins to accrue to but excluding the date on which it falls due, divided by the number of days in the Interest Period in which the relevant period falls (including the first such day but excluding the last). Interest in respect of each £1,000 in principal amount of the Bonds (the "Calculation Amount") for any period shall be equal to the product of 1.875 per cent, the Calculation Amount and the day-count fraction for the relevant period, rounding the resulting figure to the nearest pence (half a pence being rounded upwards).
6.    PAYMENTS
Payments of principal, premium (if any) or interest in respect of the Bonds will be made against surrender of Bonds or, in the case of payments of interest due on an Interest Payment Date, against surrender of Coupons, at the specified office of any Paying Agent by a sterling cheque drawn on, or at the option of the holder, by transfer to a sterling account maintained by the payee with a branch of a bank in the City of London, subject in all cases to (i) any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 8 (Taxation) and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986 (the "Code") or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or (without prejudice to the provisions of Condition 8 (Taxation)) any law implementing an intergovernmental approach thereto.
Upon the due date for redemption of any Bond, all unmatured Coupons relating to such Bond (whether or not attached) shall become void and no payment shall be made in respect of them. Where any Bond is presented for redemption without all unmatured Coupons relating to it, redemption shall be made only against the provision of such indemnity as the Issuer may require.

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If the due date for redemption of any Bond is not 16 June in any year, interest accrued in respect of such Bond from (and including) the last preceding 16 June will be paid only against presentation and surrender of such Bond.
If the due date for payment of any amount in respect of any Bond or Coupon is not a business day, then the holder thereof shall not be entitled to payment of the amount due until the next following business day nor to any further interest or other payment in respect of such delay. The expression "business day" in this Condition means a day other than a Saturday or Sunday on which banks are open for business in the place where the Bond or Coupon is presented and, in the case of payment by transfer to a sterling account as referred to above, in the City of London.
The names of the initial Principal Paying Agent and the other initial Paying Agents and their initial specified offices are set out at the end of these Terms and Conditions. The Issuer reserves the right, subject to the prior written approval of the Trustee, at any time to vary or terminate the appointment of any Paying Agent and to appoint additional or other Paying Agents provided that the Issuer will at all times maintain a principal paying agent. Notice of any such termination or appointment and of any changes in the specified offices of the Paying Agents will be given to the Bondholders in accordance with Condition 14 (Notices) as soon as practicable thereafter. Under no circumstances will interest be payable in the United States of America or any possession of the United States of America.
7.    REDEMPTION AND PURCHASE

(a)	Scheduled redemption: Unless previously redeemed, or purchased and cancelled, the Issuer will redeem the Bonds on 16 June 2062 (the "Maturity Date") at their outstanding principal amount.

(b)
Redemption at the option of the Issuer: The Issuer may, having given not less than 30 nor more than 45 days' notice in accordance with Condition 14 (Notices) (which notice shall be irrevocable), redeem the whole or part (in principal amount of £5,000,000 or integral multiples thereof) of the Bonds at any time prior to the Maturity Date at a price equal to the Redemption Price together with interest accrued up to and including the date of redemption.

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In this Condition, "Redemption Price" means the higher of the following:
(1)    par; and

(2)
that price, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded upwards), at which the Gross Real Redemption Yield (calculated as described below) on the Bonds, if they were to be purchased at such price on the third dealing day prior to the publication of the notice of redemption, would be equal to the Gross Real Redemption Yield on such dealing day of the Reference Gilt, on the basis of the middle market price of the Reference Gilt prevailing at 11:00 a.m. on such dealing day, as determined by NatWest Markets Plc (or such other investment bank of international repute as the Trustee may approve).

Any reference in these Terms and Conditions to principal shall be deemed to include any sum payable as the Redemption Price.
Notices of redemption will specify the date fixed for redemption, the applicable Redemption Price and, in the case of partial redemption, the aggregate principal amount of the Bonds to be redeemed, the serial numbers of the Bonds called for redemption, the serial numbers of the Bonds previously called for redemption and not presented for payment and the aggregate principal amount of the Bonds to remain outstanding after the redemption. No such notice of redemption may be given by the Issuer unless it shall have presented to the Trustee a certificate signed by two Directors of the Issuer (upon which the Trustee may rely absolutely) that it will have the funds, not subject to the interest of any other person, required to redeem the Bonds at the Redemption Price plus accrued interest on the date specified for redemption. Upon the expiry of any notice of redemption the Issuer shall be bound to redeem the Bonds called for redemption at the applicable Redemption Price. Any partial redemption of the Bonds shall be on the basis of selection by drawings (the method of such drawings to be approved by the Trustee in its absolute discretion).
"Gross Real Redemption Yield" means a yield expressed as a percentage and calculated on a basis consistent with the basis indicated by the United Kingdom Debt Management Office publication "Formulae for calculating Gilt Prices from Yields" published on 8 June 1998 with effect from 1 November 1998, page 5 and updated on 15 January 2002 and 16 March 2005 and as further updated or amended from time to time.

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(c)
Redemption for tax reasons: If, as a result of any change in, or amendment to, the laws or regulations of the United Kingdom or any political sub-division of, or any authority in, or of, the United Kingdom having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective after 12 June 2020, the Issuer has or will become obliged to pay additional amounts as provided or referred to in Condition 8 (Taxation) (and such amendment or change has been evidenced by the delivery by the Issuer to the Trustee (who shall accept such certificate as sufficient evidence thereof) of a certificate signed by two Directors of the Issuer stating that such amendment or change has occurred (irrespective of whether such amendment or change is then effective), describing the facts leading thereto and stating that such obligation cannot be avoided by the Issuer taking reasonable measures available to it) the Issuer may at its option, having given not less than 30 nor more than 60 days' notice to the Bondholders in accordance with Condition 14 (Notices) (which notice shall be irrevocable), redeem all the Bonds (other than Bonds in respect of which the Issuer shall have given a notice of redemption pursuant to Condition 7(b) (Redemption at the option of the Issuer) prior to any notice being given under this Condition 7(c)), but not some only, at their outstanding principal amount together with interest accrued to (but excluding) the date of redemption, provided that no notice of redemption shall be given earlier than 90 days before the earliest date on which the Issuer would be required to pay the additional amounts were a payment in respect of the Bonds then due and provided further that no notice of redemption may be given by the Issuer unless two Directors of the Issuer shall have certified to the Trustee that it will have the funds, not subject to the interest of any other person, required to redeem the Bonds at their principal amounts outstanding plus accrued interest on the date specified for redemption (the Trustee being able to rely on such certificate absolutely).

(d)
Purchase: The Issuer or any of its Subsidiaries may at any time purchase or otherwise acquire Bonds (provided that all unmatured Coupons are attached thereto or are surrendered therewith) at any price in the open market or otherwise.

(e)
Cancellation: All Bonds which are redeemed pursuant to this Condition by the Issuer shall be cancelled (together with all relative unmatured Coupons attached thereto or surrendered therewith) and accordingly may not be reissued or resold. Bonds purchased by or on behalf of the Issuer or any of its Subsidiaries may be held or reissued or resold or surrendered for cancellation.

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8.    TAXATION

(a)
All payments in respect of the Bonds and Coupons by or on behalf of the Issuer shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature ("Taxes") imposed or levied by or on behalf of the United Kingdom, or any political subdivision of, or authority in, or of, the United Kingdom having power to tax, unless the withholding or deduction of the Taxes is required by law. In that event, the Issuer will pay such additional amounts as may be necessary in order that the net amounts received by the Bondholders and Couponholders after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Bonds or, as the case may be, Coupons in the absence of the withholding or deduction; except that no additional amounts shall be payable in relation to any payment in respect of any Bond or Coupon:

(i)
to, or to a third party on behalf of, a holder who is liable to the Taxes in respect of the Bond or Coupon by reason of such holder having some connection with the United Kingdom other than the mere holding of the Bond or Coupon; or

(ii)
to, or to a third party on behalf of, a holder who would not be liable or subject to the withholding or deduction by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority; or

(iii)
presented for payment more than 30 days after the Relevant Date except to the extent that the holder would have been entitled to additional amounts on presenting the same for payment on the last day of the period of 30 days.

(b)
In these Terms and Conditions, "Relevant Date" means the date on which the payment first becomes due, but if the full amount of the money payable has not been received in London by the Principal Paying Agent or the Trustee on or before the due date, it means the date on which, the full amount of the money having been so received, notice to that effect shall have been duly given to the Bondholders by the Issuer in accordance with Condition 14 (Notices).

(c)
Any reference in these Terms and Conditions to any amounts in respect of the Bonds shall be deemed also to refer to any additional amounts which may be payable under this Condition or under any undertakings given in addition to, or in substitution for, this Condition 8 pursuant to the Trust Deed.

9.    PRESCRIPTION
Bonds and Coupons will become void unless presented for payment within periods of ten years and five years, respectively, from the Relevant Date for payment in respect thereof, subject to the provisions of Condition 6 (Payments).

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10.    EVENTS OF DEFAULT
If:

(a)
default is made in the payment of any principal or premium (if any) in respect of any Bond pursuant to Condition 7 (Redemption and Purchase), or for a period of 14 days or more in the payment of any interest due in respect of the Bonds; or

(b)
the Issuer fails to perform or observe any of its other obligations, covenants, conditions or provisions under the Bonds or the Trust Deed and (except where the Trustee shall have certified to the Issuer in writing that it considers such failure to be incapable of remedy in which case no such notice or continuation as is hereinafter mentioned will be required) such failure continues for the period of 60 days (or such longer period as the Trustee may permit) following the service by the Trustee on the Issuer of notice requiring the same to be remedied; or

(c)
(i) any other Indebtedness For Borrowed Money of the Issuer or any of its Subsidiaries becomes due and repayable prior to its stated maturity by reason of an event of default (however described) or (ii) any such Indebtedness For Borrowed Money is not paid when due or (iii) the Issuer or any of its Subsidiaries fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity in respect of any Indebtedness For Borrowed Money of, any person or (iv) any security given by the Issuer or any of its Subsidiaries for any Indebtedness For Borrowed Money of any person or any guarantee or indemnity of Indebtedness For Borrowed Money of any person becomes enforceable by reason of default in relation thereto and steps are taken to enforce such security save in any such case referred to in (i), (ii), (iii) or (iv) where there is a bona fide dispute as to whether the relevant Indebtedness For Borrowed Money or any such guarantee or indemnity as aforesaid shall be due and payable, and provided that the aggregate amount of the relevant Indebtedness For Borrowed Money in respect of which any one or more of the events mentioned above in this sub-paragraph (c) has or have occurred equals or exceeds 5 per cent of Regulated Asset Value and such event shall continue unremedied or unwaived for more than 14 days (or such longer grace period as may have been originally provided in the applicable instrument) and the time for payment of such amount has not been expressly extended (until such time as any payment default is remedied, cured or waived); or

(d)
any order shall be made by any competent court or any resolution shall be passed for the winding up or dissolution of the Issuer, save for the purposes of amalgamation, merger, consolidation, reorganisation, reconstruction or other similar arrangement on terms previously approved by an Extraordinary Resolution of the Bondholders; or

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(e)
the Issuer or any of its Subsidiaries shall cease to carry on the whole or substantially the whole of its business, save in each case for the purposes of amalgamation, merger, consolidation, reorganisation, reconstruction or other arrangement (i) not involving or arising out of the insolvency of the Issuer or such Subsidiary and under which all or substantially all of its assets are transferred, in the case of the Issuer, to a Subsidiary of the Issuer or, in the case of a Subsidiary, to the Issuer or another Subsidiary of the Issuer, or in either case, to a transferee which is, or immediately upon such transfer becomes a Subsidiary of the Issuer or (ii) under which all or substantially all of its assets are transferred to a third party or parties (whether a Subsidiary or Subsidiaries of the Issuer or not) for full consideration by the Issuer or any such Subsidiary on an arm's length basis or (iii) the terms of which have previously been approved by an Extraordinary Resolution of the Bondholders provided that if the Issuer shall cease to hold or shall transfer the Electricity Distribution Licence (other than where the Electricity Distribution Licence is revoked, terminated or surrendered in the circumstances envisaged by paragraph (i)(a), (b) or (c) of the definition of Restructuring Event in Condition 3 (Definitions) and such revocation, termination or surrender does not constitute a Restructuring Event pursuant to paragraph (i) of such definition) the Issuer shall be deemed to have ceased to carry on the whole or substantially the whole of its business (and neither of exceptions (i) and (ii) above shall apply) unless the transferee of the Electricity Distribution Licence is the Issuer or a Subsidiary of the Issuer, at least 51 per cent of the ordinary share capital of which is owned directly or indirectly by the Issuer (the "NE Transferee") and in such event all references in these Terms and Conditions to the Issuer in its capacity as holder of the Electricity Distribution Licence shall thereafter be deemed to be references to the NE Transferee; or

(f)
the Issuer or any of its Subsidiaries shall suspend or shall threaten to suspend payment of its debts generally or shall be declared or adjudicated by a competent court to be unable, or shall admit in writing its inability, to pay its debts (within the meaning of Section 123(1) or (2) of the Insolvency Act 1986) as they fall due, or shall be adjudicated or found insolvent by a competent court or shall enter into any composition or other similar arrangement with its creditors under Part I of the Insolvency Act 1986; or

(g)
a receiver, administrative receiver, Energy Administrator, administrator or other similar official shall be appointed in relation to the Issuer or any of its Subsidiaries or in relation to the whole or a substantial part of the undertaking or assets of any of them or a distress, execution or other process shall be levied or enforced upon or sued out against, or any encumbrancer shall take possession of, the whole or a substantial part of the assets of any of them and in any of the foregoing cases it or he shall not be paid out or discharged within 120 days (or such longer period as the Trustee may in its absolute discretion permit),

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and, in the case of sub-paragraphs (b), (c) and (e) to (g) (inclusive) the Trustee shall have certified in writing that the relevant event is in its opinion materially prejudicial to the interests of the Bondholders, the Trustee may at its discretion (and the Trustee shall on the request in writing of the holders of at least one quarter in principal amount of the Bonds then outstanding or upon being so directed by an Extraordinary Resolution of the Bondholders), by notice in writing to the Issuer declare that the Bonds are, and they shall accordingly thereby forthwith become, immediately due and repayable at their principal amount together with accrued interest (as provided in the Trust Deed), provided always that the giving of any notice in relation to any Event of Default shall not operate as a waiver of any of the Trustee's rights (including the right to give a further notice) or prevent the Trustee from giving a further notice in the manner referred to above in relation to that Event of Default at any time thereafter.
So long as any of the Bonds remain outstanding the Issuer will, forthwith upon becoming aware of any Event of Default or Potential Event of Default, give notice in writing thereof to the Trustee.
For the purpose of sub-paragraph (f) above, Section 123(1)(a) of the Insolvency Act 1986 shall have effect as if for "£750" there was substituted "£250,000" or such higher figure as Ofgem may from time to time determine by notice in writing to the Issuer for the purposes of Schedule 2 (Revocation) of its Electricity Distribution Licence.
Neither the Issuer nor any Subsidiary shall be deemed to be unable to pay its debts for the purposes of sub-paragraph (f) above if any such demand as is mentioned in Section 123(1)(a) of the Insolvency Act 1986 is being contested in good faith by the Issuer or the relevant Subsidiary with recourse to all appropriate measures and procedures.
11.    RESTRUCTURING EVENT
(a)

(i)
If, at any time while any of the Bonds remains outstanding, a Restructuring Event occurs and during the Restructuring Period an Independent Financial Adviser (as defined below) shall have certified in writing to the Trustee that such Restructuring Event is not, in its opinion, materially prejudicial to the interests of the Bondholders, the following provisions of this Condition shall cease to have any further effect in relation to such Restructuring Event.

(ii)	If, at any time while any of the Bonds remains outstanding, a Restructuring Event occurs and (subject to paragraph (a)(i) above):
(1)    within the Restructuring Period, either:

(A)	if at the time such Restructuring Event occurs there are Reference Rated Securities, a Rating Downgrade in respect of such Restructuring Event also occurs; or

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(B)	if at such time there are not Reference Rated Securities, a Negative Rating Event in respect of such Restructuring Event also occurs; and

(2)
an Independent Financial Adviser shall have certified in writing to the Trustee that such Restructuring Event is, in its opinion, materially prejudicial to the interests of the Bondholders (a "Negative Certification"), then, unless at any time the Issuer shall have given a notice under Condition 7(b) (Redemption at the option of the Issuer) or Condition 7(c) (Redemption for tax reasons), in each case expiring prior to the Put Date (as defined below), the holder of each Bond will, upon the giving of a Put Event Notice (as defined below), have the option (the "Put Option") to require the Issuer to redeem or, at the option of the Issuer, purchase (or procure the purchase of) that Bond on the Put Date at its principal amount together with (or, where purchased, together with an amount equal to) interest (if any) accrued to (but excluding) the Put Date.
Notwithstanding the occurrence of a Rating Downgrade or a Negative Rating Event, no Bondholder shall be entitled to exercise the Put Option and to serve a Put Notice if the rating assigned to the Reference Rated Securities or these Bonds by any Rating Agency is subsequently increased to, or, as the case may be, there is assigned to the Reference Rated Securities or these Bonds by any Rating Agency an Investment Grade Rating or, in the event that the rating assigned to the Reference Rated Securities immediately prior to the occurrence of the Rating Downgrade or Negative Rating Event was not an Investment Grade Rating, if such rating is restored, in either case prior to any Negative Certification being issued.
Any certification by an Independent Financial Adviser as aforesaid as to whether or not, in its opinion, any Restructuring Event is materially prejudicial to the interest of the Bondholders shall, in the absence of manifest error, be conclusive and binding on the Trustee, the Issuer and the Bondholders. For the purposes of this Condition, an "Independent Financial Adviser" means a financial adviser appointed by the Issuer and approved by the Trustee or, if the Issuer shall not have appointed such an adviser within 21 days after becoming aware of the occurrence of such Restructuring Event and the Trustee is indemnified and/or prefunded and/or secured to its satisfaction against the costs of such adviser, appointed by the Trustee.
A Rating Downgrade or a Negative Rating Event or a non-Investment Grade Rating shall be deemed not to have occurred as a result of or in respect of a Restructuring Event if the Rating Agency making the relevant reduction in rating or, where applicable, declining to assign an Investment Grade Rating as provided in this Condition does not announce or publicly confirm or inform the Trustee in writing at its request that the reduction or, where applicable, declining to assign a rating of at least investment grade was the result, in whole or in part, of any event or circumstance comprised in or arising as a result of the applicable Restructuring Event.

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The Trust Deed provides that the Trustee is under no obligation to ascertain whether a Restructuring Event, a Negative Rating Event, a Rating Downgrade or any event which could lead to the occurrence of or could constitute a Restructuring Event, a Negative Rating Event or a Rating Downgrade has occurred and until it shall have actual knowledge or express notice pursuant to the Trust Deed to the contrary the Trustee may assume that no Restructuring Event, Negative Rating Event, Rating Downgrade or other such event has occurred.

(b)
Promptly upon the Issuer becoming aware that a Put Event (as defined in Condition 3 (Definitions)) has occurred, and in any event not later than 14 days after the occurrence of a Put Event, the Issuer shall, and at any time upon the Trustee becoming similarly so aware the Trustee may, and (subject to it being indemnified and/or prefunded and/or secured to its satisfaction) if so requested by the holders of at least one-quarter in principal amount of the Bonds then outstanding shall, give notice (a "Put Event Notice") to the Bondholders in accordance with Condition 14 (Notices) specifying the nature of the Put Event and the procedure for exercising the Put Option.

(c)
To exercise the Put Option, the holder of a Bond must deliver such Bond to the specified office of any Paying Agent, on a day which is a business day (as defined in Condition 6 (Payments)) in London and in the place of such specified office falling within the period (the "Put Period") of 45 days after that on which a Put Event Notice is given, accompanied by a duly completed and signed notice of exercise in the form (for the time being current) obtainable from any specified office of any Paying Agent (a "Put Notice") and in which the holder may specify a bank account complying with the requirements of Condition 6 (Payments) to which payment is to be made under this Condition. Each Bond should be delivered together with all Coupons appertaining thereto maturing after the day (the "Put Date") being the fifteenth day after the date of expiry of the Put Period, failing which any such missing Coupon will become void and no payment shall be made in respect of it. The Paying Agent to which such Bond and Put Notices are delivered shall issue to the Bondholder concerned a non-transferable receipt in respect of the Bond so delivered. Payment in respect of any Bond so delivered shall be made, if the holder duly specifies a bank account in the Put Notice to which payment is to be made on the Put Date, by transfer to that bank account and, in every other case, on or after the Put Date, in each case against presentation and surrender or (as the case may be) endorsement of such receipt at any specified office of any Paying Agent, subject in any such case as provided in Condition 6 (Payments). A Put Notice, once given, shall be irrevocable. For the purposes of Conditions 9 (Prescription), 10 (Events of Default), 12 (Enforcement), 13 (Replacement of Bonds and Coupons) and 15 (Meetings of Bondholders, Modification and Waiver) receipts issued pursuant to this Condition shall be treated as if they were Bonds. The Issuer shall redeem or, at the option of the Issuer, purchase (or procure the purchase of) the relevant Bond on the applicable Put Date unless previously redeemed or purchased.

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12.	ENFORCEMENT

(a)
Limitation on Bondholders: Only the Trustee may pursue the remedies available under general law or under the Trust Deed to enforce the rights of the Bondholders and Couponholders and no such holder will be entitled to proceed against the Issuer unless the Trustee, having become bound to act in accordance with the terms of the Trust Deed, fails to do so within a reasonable amount of time and such failure is continuing.

(b)
Enforcement Proceedings: At any time after amounts in respect of principal of and interest on the Bonds shall have become due and payable but are unpaid, the Trustee may, at its discretion, and without further notice but subject as mentioned below, take such proceedings against the Issuer as it may think fit to enforce the provisions of the Trust Deed in accordance with the terms thereof.

The Trustee shall only be bound to take proceedings pursuant to this Condition 12(b) if it has been indemnified and/or prefunded and/or secured to its satisfaction by the Bondholders and if it has been so requested in writing by the holders of not less than 25 per cent of the principal amount outstanding (as defined in the Trust Deed) of the Bonds or has been so directed by an Extraordinary Resolution (as defined in the Trust Deed)).
13.    REPLACEMENT OF BONDS AND COUPONS
Should any Bond or Coupon be lost, stolen, mutilated, defaced or destroyed it may, subject to all applicable laws and stock exchange requirements, be replaced at the specified office of the Principal Paying Agent (or such other Paying Agent as may be approved by the Trustee for such purpose) upon payment by the claimant of the expenses, taxes and duties incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Bonds or Coupons must be surrendered before replacements will be issued.
14.    NOTICES
All notices to Bondholders shall be valid if published in a leading English language national daily newspaper (which is expected to be the Financial Times) or, if this is not practicable, in a leading English language daily newspaper with a circulation in Europe. Such notices shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the date of the first such publication. If publication is not practicable, notice shall be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve.
Couponholders will be deemed for all purposes to have notice of the contents of any notice given to the Bondholders in accordance with this Condition.

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15.    MEETINGS OF BONDHOLDERS, MODIFICATION AND WAIVER

(a)
The Trust Deed contains provisions for convening meetings of the Bondholders to consider any matter affecting their interests, including modification by Extraordinary Resolution of these Terms and Conditions or the provisions of the Trust Deed. The quorum at any such meeting for passing an Extraordinary Resolution shall be two or more persons holding or representing more than half in principal amount of the Bonds for the time being outstanding, or at any adjourned such meeting two or more persons being or representing Bondholders whatever the principal amount of the Bonds so held or represented, except that, at any meeting the business of which includes the modification of certain of these Terms and Conditions and certain of the provisions of the Trust Deed (including altering the currency of payment of the Bonds or Coupons), the necessary quorum for passing an Extraordinary Resolution will be two or more persons holding or representing not less than two-thirds, or at any adjourned such meeting not less than one-third, in principal amount of the Bonds for the time being outstanding. An Extraordinary Resolution passed at any meeting of Bondholders shall be binding on all Bondholders, whether or not they are present or represented at the meeting, and on all Couponholders.

(b)
The Trustee may, without the consent of the Bondholders or Couponholders, agree (i) other than in respect of Reserved Matters (as specified and defined in Schedule 5 to the Trust Deed), to any modification to these Terms and Conditions or to any of the provisions of the Trust Deed or to any waiver or authorisation of any breach or proposed breach by the Issuer of these Terms and Conditions or of any of the provisions of the Trust Deed or determine that any event, condition or act which would otherwise be an Event of Default, Potential Event of Default or Restructuring Event shall not be so treated provided that, in the opinion of the Trustee, so to do would not be materially prejudicial to the interests of the Bondholders, and provided further that the Trustee will not do so in contravention of any express direction given by any Extraordinary Resolution or a written request made pursuant to Condition 10 (Events of Default) but no such direction or request will affect any previous waiver, authorisation or determination, or (ii) to any modification to these Terms and Conditions or to any of the provisions of the Trust Deed which is made to correct a manifest error or which is of a formal, minor or technical nature.

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(c)
In connection with the exercise of its trusts, powers, authorities or discretions (including, but not limited to, any modification, waiver, authorisation or substitution) the Trustee shall have regard to the interests of Bondholders as a class and, in particular, but without limitation, shall not have regard to the consequences of the exercise of its trusts, powers or discretions for individual Bondholders and Couponholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory and the Trustee shall not be entitled to require, nor shall any Bondholder or Couponholder be entitled to claim, from the Issuer or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Bondholders or Couponholders, except to the extent already provided for in Condition 8 (Taxation) and/or any undertaking given to, or in substitution for, Condition 8 (Taxation) pursuant to the Trust Deed.

(d)
Any modification to these Terms and Conditions or to any of the provisions of the Trust Deed or any waiver or authorisation of any breach or proposed breach by the Issuer of these Terms and Conditions or any of the provisions of the Trust Deed shall be binding on the Bondholders and the Couponholders and, unless the Trustee agrees otherwise, any modification shall be notified by the Issuer to the Bondholders as soon as practicable thereafter in accordance with Condition 14 (Notices) .

16.    SUBSTITUTION
The Trustee may, without the consent of the Bondholders or Couponholders, agree with the Issuer to the substitution of any wholly-owned Subsidiary of the Issuer (the "Substituted Obligor") in place of the Issuer (or of any previous substitute under this Condition) as the principal debtor under the Bonds, the Coupons and the Trust Deed, subject to the Trustee being of the opinion that the interests of the Bondholders will not be materially prejudiced thereby and certain other conditions set out in the Trust Deed being complied with, including that (unless the Issuer's successor in business is the Substituted Obligor) the obligations of the Substituted Obligor under the Trust Deed, the Bonds and the Coupons are unconditionally and irrevocably guaranteed by the Issuer in form and manner satisfactory to the Trustee.
17.    FURTHER BONDS

(a)
Subject as mentioned below, power will be reserved to the Issuer to create and issue Further Bonds forming (or so as to form after the first payment of interest thereon) a single series with the Bonds provided that:

(i)	the Trustee is satisfied that the rating granted in respect of the Bonds by S&P and Fitch will not thereby be adversely affected; and

(ii)	such issue shall be constituted by a deed supplemental to the Trust Deed (in such form as the Trustee may approve).

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(b)
The Issuer shall not be entitled to exercise the power reserved in this Condition 17 (Further Bonds) while any default exists in relation to any payment by the Issuer of any amounts due under the Trust Deed.

18.    TRUSTEE
The Trust Deed contains provisions governing the responsibility of the Trustee and providing for its indemnification and relief from responsibility in certain circumstances, (including provisions relieving it from taking proceedings against the Issuer unless indemnified and/or secured and/or prefunded to its satisfaction) and to be paid its costs and expenses in priority to the claims of the Bondholders. The Trustee may not resign its appointment unless a successor, willing to act in such capacity, has been appointed by the Issuer and the Bondholders by Extraordinary Resolution, provided that the Trustee shall not be prevented from resigning its appointment if, having given notice in writing to the Issuer of its intention to so resign its appointment, a successor is not appointed within the period of three months from the date of such notice.
19.    GOVERNING LAW
The Trust Deed and the Bonds and any non-contractual obligations arising out of or in connection with the Trust Deed and the Bonds are governed by, and shall be construed in accordance with, English law.

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SCHEDULE 5
PROVISIONS FOR MEETINGS OF BONDHOLDERS

1.	DEFINITIONS
In this Trust Deed and the Conditions, the following expressions have the following meanings:
"Block Voting Instruction" means, in relation to any Meeting, a document in the English language issued by a Paying Agent:

(a)
certifying that certain specified Bonds (each a "Deposited Bond") have been deposited with such Paying Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of:

(i)	the conclusion of the Meeting; and

(ii)
the surrender to such Paying Agent, not less than 48 hours before the time fixed for the Meeting (or, if the Meeting has been adjourned, the time fixed for its resumption), of the receipt for the deposited or blocked Bonds and notification thereof by such Paying Agent to the Issuer and the Trustee; and

(b)
certifying that the depositor of each Deposited Bond or a duly authorised person on its behalf has instructed the relevant Paying Agent that the votes attributable to such Deposited Bond are to be cast in a particular way on each resolution to be put to the Meeting and that, during the period of 48 hours before the time fixed for the Meeting, such instructions may not be amended or revoked;

(c)
listing the total number and (if in definitive form) the certificate numbers of the Deposited Bonds, distinguishing for each resolution between those in respect of which instructions have been given to vote for, or against, the resolution; and

(d)	authorising a named individual or individuals to vote in respect of the Deposited Bonds in accordance with such instructions;
"Chairman" means, in relation to any Meeting, the individual who takes the chair in accordance with paragraph 7 (Chairman);
"Extraordinary Resolution" means a resolution passed at a Meeting duly convened and held in accordance with this Schedule by a majority of not less than three quarters of the votes cast;
"Meeting" means a meeting of Bondholders (whether originally convened or resumed following an adjournment);

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"Proxy" means, in relation to any Meeting, a person appointed to vote under a Block Voting Instruction other than:

(a)
any such person whose appointment has been revoked and in relation to whom the relevant Paying Agent has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting; and

(b)	any such person appointed to vote at a Meeting which has been adjourned for want of a quorum and who has not been re‑appointed to vote at the Meeting when it is resumed;
"Relevant Fraction" means:

(a)	for all business other than voting on an Extraordinary Resolution, one tenth;

(b)	for voting on any Extraordinary Resolution other than one relating to a Reserved Matter, more than half; and

(c)	for voting on any Extraordinary Resolution relating to a Reserved Matter, two thirds;
provided, however, that, in the case of a Meeting which has resumed after adjournment for want of a quorum, it means:

(i)
for all business other than voting on an Extraordinary Resolution relating to a Reserved Matter, the fraction of the aggregate principal amount of the outstanding Bonds represented or held by the Voters actually present at the Meeting; and

(ii)	for voting on any Extraordinary Resolution relating to a Reserved Matter, one third;
"Reserved Matter" means any proposal:

(a)
to effect the exchange or substitution of the Bonds for, or the conversion of the Bonds into, shares, bonds or other obligations or securities of the Issuer or any other person or body corporate formed or to be formed (other than as permitted under Clause 14.2 of this Trust Deed);

(b)	(other than as permitted under Clause 14.2 of this Trust Deed) to approve the substitution of any person for the Issuer (or any previous substitute) as principal debtor under the Bonds;

(c)	to postpone the maturity of the Bonds or the dates on which interest is payable in respect of the Bonds;

(d)	to reduce or cancel the principal amount of, any premium payable on redemption of, or interest on the Bonds;

(e)	to change the currency in which amounts due in respect of the Bonds are payable;

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(f)	to change the quorum required at any Meeting or the majority required to pass an Extraordinary Resolution; or

(g)	to amend this definition;
"Voter" means, in relation to any Meeting, the bearer of a Voting Certificate, a Proxy or the bearer of a definitive Bond who produces such definitive Bond at the Meeting;
"Voting Certificate" means, in relation to any Meeting, a certificate in the English language issued by a Paying Agent and dated in which it is stated:

(a)
that the Deposited Bonds have been deposited with such Paying Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of:

(i)	the conclusion of the Meeting; and

(ii)	the surrender of such certificate to such Paying Agent; and

(b)	that the bearer of such certificate is entitled to attend and vote at the Meeting in respect of the Deposited Bonds;
"Written Resolution" means a resolution in writing signed by or on behalf of all holders of Bonds who for the time being are entitled to receive notice of a Meeting in accordance with the provisions of this Schedule, whether contained in one document or several documents in the same form, each signed by or on behalf of one or more such holders of the Bonds;
"24 hours" means a period of 24 hours including all or part of a day (disregarding for this purpose the day upon which such Meeting is to be held) upon which banks are open for business in both the place where the relevant Meeting is to be held and in each of the places where the Paying Agents have their Specified Offices and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business as aforesaid; and
"48 hours" means 2 consecutive periods of 24 hours.

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2.	ISSUE OF VOTING CERTIFICATES AND BLOCK VOTING INSTRUCTIONS
The holder of a Bond may obtain a Voting Certificate from any Paying Agent or require any Paying Agent to issue a Block Voting Instruction by depositing such Bond with such Paying Agent or arranging for such Bond to be (to its satisfaction) held to its order or under its control or blocked in an account with a clearing system not later than 48 hours before the time fixed for the relevant Meeting. A Voting Certificate or Block Voting Instruction shall be valid until the release of the Deposited Bonds to which it relates. So long as a Voting Certificate or Block Voting Instruction is valid, the bearer thereof (in the case of a Voting Certificate) or any Proxy named therein (in the case of a Block Voting Instruction) shall be deemed to be the holder of the Bonds to which it relates for all purposes in connection with the Meeting. A Voting Certificate and a Block Voting Instruction cannot be outstanding simultaneously in respect of the same Bond.

3.	REFERENCES TO DEPOSIT/RELEASE OF BONDS
Where Bonds are within Euroclear or Clearstream, Luxembourg or any other clearing system, references to the deposit, or release, of Bonds shall be construed in accordance with the usual practices (including blocking the relevant account) of Euroclear or Clearstream, Luxembourg or such other clearing system.

4.	VALIDITY OF BLOCK VOTING INSTRUCTIONS
Block Voting Instruction shall be valid only if deposited at the Specified Office of the relevant Paying Agent or at some other place approved by the Trustee, at least 24 hours before the time fixed for the relevant Meeting unless the Chairman decides otherwise before the Meeting proceeds to business. If the Trustee requires, a notarised copy (or copy certified to the satisfaction of the Trustee) of each Block Voting Instruction and satisfactory proof of the identity of each Proxy named therein shall be produced at the Meeting, but the Trustee shall not be obliged to investigate the validity of any Block Voting Instruction or the authority of any Proxy.

5.	CONVENING OF MEETING
The Issuer or the Trustee may convene a Meeting at any time, and the Trustee shall be obliged to do so subject to its being indemnified and/or secured to its satisfaction upon the request in writing of Bondholders holding not less than one tenth of the aggregate principal amount of the outstanding Bonds. Every Meeting shall be held on a date, and at a time and place, approved by the Trustee.

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6.	NOTICE
At least 21 days' notice (exclusive of the day on which the notice is given and of the day on which the relevant Meeting is to be held) specifying the date, time and place of the Meeting shall be given to the Bondholders and the Paying Agents (with a copy to the Issuer) where the Meeting is convened by the Trustee or, where the Meeting is convened by the Issuer, the Trustee. The notice shall set out the full text of any resolutions to be proposed unless the Trustee agrees that the notice shall instead specify the nature of the resolutions without including the full text and shall state that the Bonds may be deposited with, or to the order of, any Paying Agent for the purpose of obtaining Voting Certificates or appointing Proxies not later than 48 hours before the time fixed for the Meeting.

7.	CHAIRMAN
An individual (who may, but need not, be a Bondholder) nominated in writing by the Trustee may take the chair at any Meeting but, if no such nomination is made or if the individual nominated is not present within 15 minutes after the time fixed for the Meeting, those present shall elect one of themselves to take the chair failing which, the Issuer may appoint a Chairman. The Chairman of an adjourned Meeting need not be the same person as was the Chairman of the original Meeting.

8.	QUORUM
The quorum at any Meeting shall be at least two Voters representing or holding not less than the Relevant Fraction of the aggregate principal amount of the outstanding Bonds; provided, however, that, so long as at least the Relevant Fraction of the aggregate principal amount of the outstanding Bonds is represented by the Temporary Global Bond and/or the Permanent Global Bond, a single Voter appointed in relation thereto or being the holder of the Bonds represented thereby shall be deemed to be two Voters for the purpose of forming a quorum.

9.	ADJOURNMENT FOR WANT OF QUORUM
If within 15 minutes after the time fixed for any Meeting a quorum is not present, then:

(a)	in the case of a Meeting requested by Bondholders, it shall be dissolved; and

(b)
in the case of any other Meeting (unless the Issuer and the Trustee otherwise agree), it shall be adjourned for such period (which shall be not less than 14 days and not more than 42 days) and to such place as the Chairman determines (with the approval of the Trustee); provided, however, that:

(i)	the Meeting shall be dissolved if the Issuer and the Trustee together so decide; and

(ii)	no Meeting may be adjourned more than once for want of a quorum.

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10.	ADJOURNED MEETING
The Chairman may, with the consent of, and shall if directed by, any Meeting adjourn such Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place.

11.	NOTICE FOLLOWING ADJOURNMENT
Paragraph 6 (Notice) shall apply to any Meeting which is to be resumed after adjournment for want of a quorum save that:

(a)	10 days' notice (exclusive of the day on which the notice is given and of the day on which the Meeting is to be resumed) shall be sufficient; and

(b)	the notice shall specifically set out the quorum requirements which will apply when the Meeting resumes.
It shall not be necessary to give notice of the resumption of a Meeting which has been adjourned for any other reason.

12.	PARTICIPATION
The following may attend and speak at a Meeting:

(a)	Voters;

(b)	representatives of the Issuer and the Trustee;

(c)	the financial advisers of the Issuer and the Trustee;

(d)	the legal counsel to the Issuer and the Trustee and such advisers; and

(e)	any other person approved by the Meeting or the Trustee.

13.	SHOW OF HANDS
Every question submitted to a Meeting shall be decided in the first instance by a show of hands. Unless a poll is validly demanded before or at the time that the result is declared, the Chairman's declaration that on a show of hands a resolution has been passed, passed by a particular majority, rejected or rejected by a particular majority shall be conclusive, without proof of the number of votes cast for, or against, the resolution. Where there is only one Voter, this paragraph shall not apply and the resolution will immediately be decided by means of a poll.

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14.	POLL
A demand for a poll shall be valid if it is made by the Chairman, the Issuer, the Trustee or one or more Voters representing or holding not less than one fiftieth of the aggregate principal amount of the outstanding Bonds. The poll may be taken immediately or after such adjournment as the Chairman directs, but any poll demanded on the election of the Chairman or on any question of adjournment shall be taken at the Meeting without adjournment. A valid demand for a poll shall not prevent the continuation of the relevant Meeting for any other business as the Chairman directs.

15.	VOTES
Every Voter shall have:

(a)	on a show of hands, one vote; and

(b)	on a poll, one vote in respect of each £100,000 in aggregate face amount of the outstanding Bond(s) represented or held by him.
Unless the terms of any Block Voting Instruction state otherwise, a Voter shall not be obliged to exercise all the votes to which he is entitled or to cast all the votes which he exercises in the same way. In the case of a voting tie the Chairman shall have a casting vote.

16.	VALIDITY OF VOTES BY PROXIES
Any vote by a Proxy in accordance with the relevant Block Voting Instruction shall be valid even if such Block Voting Instruction or any instruction pursuant to which it was given has been amended or revoked, provided that neither the Issuer, the Trustee nor the Chairman has been notified in writing of such amendment or revocation by the time which is 24 hours before the time fixed for the relevant Meeting. Unless revoked, any appointment of a Proxy under a Block Voting Instruction in relation to a Meeting shall remain in force in relation to any resumption of such Meeting following an adjournment; provided, however, that no such appointment of a Proxy in relation to a Meeting originally convened which has been adjourned for want of a quorum shall remain in force in relation to such Meeting when it is resumed. Any person appointed to vote at such a Meeting must be re-appointed under a Block Voting Instruction to vote at the Meeting when it is resumed.

17.	POWERS
A Meeting shall have power (exercisable only by Extraordinary Resolution), without prejudice to any other powers conferred on it or any other person:

(a)	to approve any Reserved Matter proposed or accepted by the Issuer;

(b)
to approve any proposal by the Issuer for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Bondholders and/or the Couponholders against the Issuer (whether such rights shall arise under the Trust Deed or otherwise);

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(c)	to waive or authorise any breach by the Issuer of its obligations under this Trust Deed;

(d)	to assent to any modification of this Trust Deed, the Bonds or the Paying Agency Agreement proposed or accepted by the Issuer;

(e)	to approve a person proposed to be appointed as a new Trustee and to remove any Trustee;

(f)
to authorise the Trustee (subject to its being indemnified and/or secured and/or prefunded) or any other persons to execute all documents and do all things necessary to carry out and give effect to any Extraordinary Resolution;

(g)	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed, the Bonds or the Coupons;

(h)	to give any authority, direction or sanction which under this Trust Deed or the Bonds is required to be given by Extraordinary Resolution; and

(i)
to appoint any persons (whether Bondholders or not) as a committee or committees to represent the interests of the Bondholders and to confer upon such committee or committees any powers which the Bondholders could themselves exercise by Extraordinary Resolution.

18.	EXTRAORDINARY RESOLUTION BINDS ALL HOLDERS
An Extraordinary Resolution shall be binding upon all Bondholders and Couponholders, whether or not present at the relevant Meeting (if any), and each of the Bondholders and Couponholders shall be bound to give effect to it accordingly. Notice of the result of every vote on an Extraordinary Resolution shall be given to the Bondholders and the Paying Agents (with a copy to the Issuer and the Trustee) within 14 days of the conclusion of the Meeting.

19.	MINUTES
Minutes of all resolutions and proceedings at each Meeting shall be made. The Chairman shall sign the minutes, which shall be prima facie evidence of the proceedings recorded therein. Unless and until the contrary is proved, every such Meeting in respect of the proceedings of which minutes have been summarised and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

20.	WRITTEN RESOLUTION
A Written Resolution shall take effect as if it were an Extraordinary Resolution.

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21.	FURTHER REGULATIONS
Subject to all other provisions contained in this Trust Deed, the Trustee may with the consent of the Issuer (such consent not to be unreasonably withheld or delayed) but without the consent of the Bondholders prescribe such further regulations regarding the holding of Meetings of Bondholders and attendance and voting at them as the Trustee may in its sole discretion determine.

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SIGNATURES
EXECUTED as a DEED and delivered by    )
NORTHERN POWERGRID (NORTHEAST) PLC    )
acting by a director and the secretary    )
Director /s/ Tom Fielden
Secretary /s/ Jenny Riley

[Signature page to the Trust Deed]

EXECUTED and DELIVERED as a DEED    )
By HSBC CORPORATE TRUSTEE COMPANY    )
(UK) LIMITED    )
in the presence of:    )
Authorised Signatory /s/ Chloe Slattery

[Signature page to the Trust Deed]